                                                                    EXHIBIT 99.2

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                  B.R.G., INC.

                               (AS SELLER PARENT),

                     RIP GRIFFIN TRUCK SERVICE CENTER, INC.

                                  (AS SELLER),

                         TRAVELCENTERS OF AMERICA, INC.

                               (AS BUYER PARENT),

                                       AND

                            TA OPERATING CORPORATION

                                   (AS BUYER)

                                      DATED

                                 OCTOBER 1, 2004

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                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE I - DEFINITIONS.................................................................      1

   1.1 DEFINITIONS......................................................................      1

ARTICLE II - PURCHASE AND SALE OF ACQUIRED ASSETS.......................................     12

   2.1 PURCHASE AND SALE OF ACQUIRED ASSETS.............................................     12
   2.2 ASSUMED OBLIGATIONS AND RETAINED OBLIGATIONS.....................................     14
   2.3 PURCHASE PRICE...................................................................     16
   2.4 ESCROW DEPOSIT...................................................................     17
   2.5 CASH ON HAND AMOUNT..............................................................     17
   2.6 AS IS, WHERE IS; RISK OF LOSS; CASUALTY LOSS.....................................     17
   2.7 ALLOCATION OF PURCHASE PRICE.....................................................     18

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER..............................     18

   3.1 ORGANIZATION, STANDING AND POWER.................................................     18
   3.2 AUTHORITY FOR AGREEMENT..........................................................     19
   3.3 CONSENTS AND APPROVALS...........................................................     19
   3.4 NO BREACH........................................................................     19
   3.5 FINANCIAL STATEMENTS.............................................................     19
   3.6 COMPLIANCE WITH LEGAL REQUIREMENTS...............................................     20
   3.7 ENVIRONMENTAL MATTERS............................................................     20
   3.8 TANGIBLE ACQUIRED ASSETS.........................................................     21
   3.9 REAL PROPERTY....................................................................     21
   3.10 PERMITS.........................................................................     23
   3.11 CONTRACTS.......................................................................     23
   3.12 TAXES...........................................................................     23
   3.13 ABSENCE OF CERTAIN CHANGES......................................................     23
   3.14 INSURANCE.......................................................................     24
   3.15 EMPLOYEES AND EMPLOYEE BENEFIT PLANS............................................     24
   3.16 BROKERAGE FEES..................................................................     25
   3.17 SUFFICIENCY.....................................................................     25
   3.18 INTERCOMPANY AGREEMENTS.........................................................     25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER....................................     25

   4.1 ORGANIZATION, STANDING AND POWER.................................................     25
   4.2 AUTHORITY FOR AGREEMENT..........................................................     25
   4.3 ABSENCE OF BREACH; CONSENTS AND APPROVALS........................................     25
   4.4 ADEQUATE RESOURCES...............................................................     25
   4.5 CLAIMS, LITIGATION...............................................................     26
   4.6 BROKERAGE FEES...................................................................     26
   4.7 BUYER'S INVESTIGATION............................................................     26

ARTICLE V - ADDITIONAL AGREEMENTS.......................................................     26

   5.1 ACTIONS PRIOR TO CLOSING.........................................................     26
   5.2 COOPERATION......................................................................     27
   5.3 ACCESS...........................................................................     27
   5.4 INSURANCE........................................................................     28
   5.5 COMPLIANCE WITH LAWS.............................................................     28

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
   5.6 KEEPING OF BOOKS AND RECORDS.....................................................     28
   5.7 LITIGATION.......................................................................     28
   5.8 EMPLOYEES........................................................................     28
   5.9 CONSENTS.........................................................................     28
   5.10 CONFIDENTIALITY.................................................................     28
   5.11 BROKERS FEES....................................................................     29
   5.12 SUPPLEMENTAL DISCLOSURES........................................................     30
   5.13 SIGNS AND LOGOS.................................................................     31
   5.14 POST-CLOSING COVENANT...........................................................     31
   5.15 HART-SCOTT-RODINO FILINGS.......................................................     32
   5.16 SELLER'S ACCESS TO BOOKS AND RECORDS AND PERSONNEL..............................     33
   5.17 BUYER'S ACCESS TO BOOKS AND RECORDS AND PERSONNEL...............................     33
   5.18 POST-CLOSING MATTERS: ACCOUNTING................................................     34
   5.19 TITLE AND SURVEY MATTERS........................................................     34
   5.20 SECTION 1031 LIKE KIND EXCHANGE.................................................     38
   5.21 INTERIM FINANCIAL STATEMENTS....................................................     39
   5.22 COBRA COMPLIANCE................................................................     39
   5.23 NO-SHOP.........................................................................     40
   5.24 ADA COMPLIANCE..................................................................     40
   5.25 CLEANUP REIMBURSEMENT...........................................................     40
   5.26 ARKANSAS SITE...................................................................     40
   5.27 RETENTION OF PROCEEDS...........................................................     40

ARTICLE VI - CONDITIONS TO SELLER'S OBLIGATION TO SELL THE ACQUIRED ASSETS..............     41

   6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS........................................     41
   6.2 [INTENTIONALLY OMITTED.].........................................................     41
   6.3 PAYMENT OF CASH PORTION OF PURCHASE PRICE........................................     41
   6.4 CLOSING DOCUMENTS................................................................     41

ARTICLE VII - CONDITIONS TO BUYER'S OBLIGATIONS TO PURCHASE THE ACQUIRED ASSETS.........     41

   7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS........................................     41
   7.2 CLOSING DOCUMENTS................................................................     41
   7.3 CONSENTS.........................................................................     41
   7.4 NO CHANGE........................................................................     41

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF ALL PARTIES.................................     42

   8.1 NOTIFICATIONS....................................................................     42
   8.2 REGULATORY APPROVALS.............................................................     42
   8.3 ACTION OR PROCEEDING.............................................................     42

ARTICLE IX - CLOSING....................................................................     42

   9.1 GENERAL..........................................................................     42
   9.2 BUYER'S CLOSING DOCUMENTS AND PAYMENT............................................     42
   9.3 SELLER'S CLOSING DOCUMENTS.......................................................     43

ARTICLE X - INDEMNIFICATION.............................................................     45

   10.1 BY SELLER.......................................................................     45
   10.2 BY BUYER........................................................................     45
   10.3 NOTIFICATION AND HANDLING OF THIRD PARTY CLAIMS.................................     45
   10.4 NOTIFICATION OF OTHER CLAIMS....................................................     47

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
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   10.5 ENVIRONMENTAL CLAIMS............................................................     47

ARTICLE XI - LIMITATIONS AND SURVIVAL...................................................     47

   11.1 LIMITATIONS AND CAPS ON LOSSES AND INDEMNITY....................................     47
   11.2 RECOURSE........................................................................     48
   11.3 SURVIVAL........................................................................     48

ARTICLE XII - TERMINATION...............................................................     49

   12.1 TERMINATION.....................................................................     49
   12.2 EFFECT OF TERMINATION...........................................................     49

ARTICLE XIII - TAXES AND PREPAID RENTS/DEPOSITS.........................................     50

   13.1 GENERAL TAX OBLIGATIONS.........................................................     50
   13.2 PRORATION.......................................................................     50
   13.3 OPERATING TAXES.................................................................     50
   13.4 PREPAID RENTS/DEPOSITS..........................................................     51

ARTICLE XIV - MISCELLANEOUS.............................................................     51

   14.1 EXPENSES........................................................................     51
   14.2 NOTICES.........................................................................     51
   14.3 MODIFICATION OR WAIVER..........................................................     52
   14.4 BINDING EFFECT AND ASSIGNMENT...................................................     52
   14.5 GOVERNING LAW...................................................................     53
   14.6 SECTION HEADINGS................................................................     53
   14.7 FURTHER ASSURANCES..............................................................     53
   14.8 ENTIRE AGREEMENT................................................................     53
   14.9 NO THIRD PARTY BENEFICIARIES....................................................     53
   14.10 COUNTERPARTS...................................................................     53
   14.11 SEVERABILITY...................................................................     53
   14.12 INTERPRETATION OF AGREEMENT....................................................     53
   14.13 WAIVER OF TRIAL BY JURY; JURISDICTION..........................................     53
   14.14 GENERAL DISCLAIMER.............................................................     54
   14.15 PUBLIC ANNOUNCEMENTS...........................................................     54

                                INDEX OF EXHIBITS

Exhibit A - Inventory Procedures
Exhibit B - Escrow Agreement
Exhibit C - Special Warranty Deed (Arizona)
Exhibit D - Special Warranty Deed (Arkansas)
Exhibit E - Special Warranty Deed (California)
Exhibit F - Special Warranty Deed (Colorado)
Exhibit G - Special Warranty Deed (New Mexico)
Exhibit H - Special Warranty Deed (Texas)
Exhibit I - Special Warranty Deed (Wyoming)
Exhibit J - Assignment and Assumption Agreement (Leases)
Exhibit K - Assignment and Assumption Agreement (Contracts)
Exhibit L - Buyer's Legal Opinion
Exhibit M - Bill of Sale
Exhibit N - Seller's Legal Opinion
Exhibit O - Amusement Agreement

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                               INDEX OF SCHEDULES

Schedule                                                                                Page Number
--------                                                                                -----------
Schedule 1.1 (Seller's Knowledge)...............................................            10
Schedule 2.1(a)(i)(x) (Owned Real Property).....................................            12
Schedule 2.1(a)(i)(y) (Leased Real Property)....................................            12
Schedule 2.1(a)(iv) (Vehicles)..................................................            12
Schedule 2.1(a)(v) (Assigned Contracts).........................................            12
Schedule 2.1(b)(ii) (Retained Equipment, Video Games and Vending Machines)......            13
Schedule 2.1(b)(vii) (Retained Motor Vehicles, Trailers and Tankers)............            13
Schedule 2.1(b)(xiii) (Retained Legal Proceedings)..............................            14
Schedule 2.6 (Allocations for Total Loss) ......................................            17
Schedule 2.7 (Allocation of Purchase Price).....................................            18
Schedule 3.1 (Qualifications)...................................................            18
Schedule 3.3 (Consents and Approvals)...........................................            19
Schedule 3.5(a) (Financial Statements)..........................................            19
Schedule 3.5(d) (Reconciliation) ...............................................            20
Schedule 3.6 (Compliance with Legal Requirements)...............................            20
Schedule 3.7 (Environmental Matters)............................................            21
Schedule 3.8 (Tangible Acquired Assets Exceptions)..............................            21
Schedule 3.9 (Real Property Exceptions).........................................            22
Schedule 3.9(h) (Certain Property)..............................................            23
Schedule 3.10 (Permits).........................................................            23
Schedule 3.11 (Assigned Contracts Exceptions)...................................            23
Schedule 3.12 (Taxes)...........................................................            23
Schedule 3.13 (Certain Changes).................................................            23
Schedule 3.14 (Insurance).......................................................            24
Schedule 3.15 (Employees and Employee Benefit Plans)............................            24
Schedule 3.16 (Brokerage Fees--Seller)..........................................            25
Schedule 3.18 (Intercompany Agreements).........................................            25
Schedule 4.4 (Adequate Resources)...............................................            25
Schedule 4.6 (Brokerage Fees--Buyer)............................................            26
Schedule 5.9 (Required Consents)................................................            28
Schedule 5.14 (Existing Business) ..............................................            31
Schedule 13.4 (Seller's Prepaid Expenses).......................................            51

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is entered into on this 1st day of October, 2004, by and among B.R.G., INC., a Texas corporation ("Seller Parent") (solely for purposes of Sections 3.2, 5.14 and 5.23), Seller Parent's wholly-owned subsidiary RIP GRIFFIN TRUCK SERVICE CENTER, INC., a Texas corporation ("Seller"), TRAVELCENTERS OF AMERICA, INC., a Delaware corporation ("Buyer Parent"), and Buyer Parent's wholly-owned subsidiary TA OPERATING CORPORATION, a Delaware corporation ("Buyer"). Capitalized terms used but not defined herein shall have the meanings specified in Section 1.1 hereof.

                                    RECITALS

      WHEREAS, Seller is the owner of the Acquired Assets, through which Seller operates 11 full service travel centers; and

      WHEREAS, Seller desires to sell, convey, transfer and assign to Buyer, and Buyer desires to acquire from Seller, the Acquired Assets, and Buyer has agreed to assume certain liabilities of Seller relating to the Acquired Assets and the operation of the Business, all on the terms and conditions set forth in the Agreement.

      NOW, THEREFORE, in consideration of the representations, warranties, conditions, and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

                             ARTICLE I - DEFINITIONS

1.1 DEFINITIONS. As used herein, the following terms shall have the following definitions:

"AAA" shall have the meaning set forth in Section 5.19(j).

"Actions" shall have the meaning set forth in Section 3.6(b).

"Agreement" shall have the meaning set forth in the preamble.

"Acquired Assets" shall have the meaning set forth in Section 2.1(a).

"Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

"Amusement Agreement" shall have the meaning set forth in Section 9.3(q).

"Ancillary Agreements" shall mean the Escrow Agreement, the Deeds, the Assignment and Assumption Agreement (Contracts), the Assignment and Assumption Agreement (Leases), the Bill of Sale, the Gaming Agreement, the Deed Restrictions and, to the extent applicable, the Griffin Non-Competition Agreements.

"Arizona Leases" shall have the meaning set forth in Section 5.19(i).

"Assigned Contracts" shall have the meaning set forth in Section 2.1(a)(v) and shall include the Leases.

"Assignment and Assumption Agreement (Contracts)" shall have the meaning set forth in Section 9.2(a).

"Assignment and Assumption Agreement (Leases)" shall have the meaning set forth in Section 5.19(g).

"Assumed Obligations" shall have the meaning set forth in Section 2.2(a).

"Audited Statements" shall have the meaning set forth in Section 3.5(a).

"Base Consideration" shall mean the sum of $120,000,000 in United States dollars.

"Basket" shall have the meaning set forth in Section 10.1.

"Bill of Sale" shall have the meaning set forth in Section 9.3(d)(i).

"Breach" shall mean a breach of a representation, warranty, covenant, obligation or other provision of the Agreement or any instrument delivered at Closing pursuant to the Agreement and will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

"Business" shall mean the business of operating the Acquired Assets as they are currently operated by Seller.

"Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banking institutions in the State of Texas.

"Buyer" shall mean Buyer and its successors, assigns and transferees.

"Buyer Legal Opinion" shall have the meaning set forth in Section 9.2(f).

"Buyer Parent" shall mean Buyer Parent and its successors, assigns and transferees.

"Cash on Hand Amount" shall have the meaning set forth in Section 2.5.

"Claim" shall mean an asserted or threatened claim or Action by any third Person or Governmental Body that could result in a Loss by a Party subject to indemnification under Article X of this Agreement.

"Claim Notice" shall have the meaning provided in Section 10.3(a).

"Cleanup" shall mean all actions required to (i) cleanup, remove, treat or remediate Hazardous Materials, (ii) perform pre-remedial studies and investigations and post-remedial monitoring and care or (iii) respond to any requests of Government Bodies for information or documents in any way relating to cleanup, removal, treatment, assessment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials.

"Closing" shall mean consummation of the transactions contemplated in the Agreement, which Closing shall take place on the Closing Date at the offices of Buyer's counsel.

"Closing Date" shall mean the date which is five Business Days after all of the conditions set forth in Articles VI, VII and VIII of this Agreement have been satisfied or such other date as is mutually agreeable to Buyer and Seller, but not later than the Termination Date.

"Closing Payment" shall have the meaning provided in Section 2.3(b).

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Consent" shall mean any approval, consent, ratification, waiver or other authorization (Including any Governmental Authorization), Including those required to transfer an Acquired Asset (Including the Assigned Contracts) to Buyer under the terms set forth in this Agreement or for Buyer to operate the Business after Closing.

"Consent Decree" shall have the meaning set forth in Section 5.16(d).

"Contract" shall mean any agreement, obligation, promise, undertaking or commitment, whether written or oral, express or implied, that is legally binding pertaining to the Business and the Acquired Assets.

"Convenience Store Operation" shall mean any business which primarily caters to passenger car motorist through a combination of the sale of (i) motor fuels (which may include diesel fuel sold at a passenger car island only) and (ii) convenience store items and/or quick service restaurants.

"Deed Restrictions" shall have the meaning set forth in Section 9.3(o).

"Deeds" shall have the meaning set forth in Section 5.19(f).

"Disclosure Schedules" shall mean the disclosure schedules attached to this Agreement.

"Disposal" shall have the meaning assigned to such term in RCRA or in any other applicable Environmental Law; provided however, that for the purposes of this Agreement, the term shall apply to all Materials of Environmental Concern.

"DOJ" shall mean the United States Department of Justice.

"Effective Time" shall mean the 12:01 a.m. on the Closing Date.

"Employee" shall mean all employees of Seller whose employment relates to the Acquired Assets or the Business and who are employed at the Travel Centers.

"Employee Benefit Plan" shall mean any of the following arrangements (whether formal or informal, and whether written or unwritten) under which Seller, or any of its Affiliates, has any liability to provide benefits or compensation to or on behalf of any employee or former employee, or the spouse or dependents of any employee or former employee:

            (a) any employee benefit plan within the meaning of Section 3(3) of ERISA, and

            (b) any other profit-sharing, deferred compensation, incentive compensation, bonus, commission, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, savings, cafeteria, dependent care, scholarship, accident, disability, weekly income, salary continuation or other compensation or fringe benefit plan or program.

"Encumbrance" shall mean any equitable interest, lien, encumbrance, option, pledge, security interest, mortgage, deed of trust, tenancy or other possessory interest, conditional sale or other title retention agreement, assessment, easement, right of way, restriction, condition, covenant or limitation of any kind, Including any restriction on use or building, reservation, option, or right of first refusal.

"Environment" shall mean the soil, land surface or subsurface strata, surface waters (Including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (Including indoor air), plant and animal life and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities" or "EHS Liabilities" shall mean any cost, damages, expense, liability, obligation, or other responsibility to or of Seller (or to or of Buyer following the Closing) arising from or under Environmental Law or Occupational Safety and Health Law and consisting of, relating to or resulting from:

            (a) any environmental, health, or safety matters or conditions (Including on-site or off-site contamination, occupational safety and health, and regulation of Materials of Environmental Concern);

            (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

            (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, Including any investigation, Cleanup, removal, containment, or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages;

            (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law; or

            (e) the use, presence, generation, storage, treatment, disposal, management, emission or Release of Materials of Environmental Concern.

      For purposes of this definition the terms "removal", "remedial", "remediate", "remediation", and "response" include the applicable types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

"Environmental Law" shall mean any Legal Requirement that:

            (a) requires advising appropriate authorities, employees, and the public of intended or actual releases of Materials of Environmental Concern, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could impact the Environment;

            (b) requires preventing or reducing to acceptable levels the release of Materials of Environmental Concern into the Environment;

            (c) requires reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

            (d) requires assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (e) requires protecting resources, species, or ecological amenities;

            (f) requires reducing to acceptable levels the risks inherent in the transportation of Materials of Environmental Concern;

            (g) requires any Cleanup of Materials of Environmental Concern that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention;

            (h) requires making responsible parties pay private parties or any Governmental Body, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; or

            (i) relates to Materials of Environmental Concern or the protection of the Environment, public or employee health or safety, or disposal, storage, treatment, emissions, discharges, spills, releases, or threatened releases of Materials of Environmental Concern, or otherwise relating to the presence, generation, management, manufacture, processing, distribution, use, import, export, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern, and shall include the Resource Conservation and Recovery Act, as amended ("RCRA"); CERCLA, the Clean Water Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act, as amended; the Occupational Safety and Health Act of 1970, as amended ("OSHA"); and all implementing laws and all similar Legal Requirements, with respect to each of the foregoing acts.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Agent" shall mean the escrow agent specified in the Escrow Agreement.

"Escrow Agreement" shall have the meaning stated in Section 2.4.

"Escrow Deposit" shall mean the sum of $5,000,000 (together with all interest and income accrued thereon), payable in accordance with Section 2.4 of this Agreement.

"Estimated Price of Inventory" shall mean the estimated Price of Inventory, determined as of the Closing Date, in accordance with the procedures set forth on Exhibit A.

"Exchange" shall have the meaning stated in Section 5.20.

"Excluded Assets" shall have the meaning stated in Section 2.1(b).

"Financial Statements" shall have the meaning set forth in Section 3.5(a).

"FTC" shall mean the United States Federal Trade Commission.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

"Governmental Authorization" shall mean any approval, order, consent, license, permit, franchise, filing, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" shall mean any or all of the following:

            (a) nation, state, county, parish, city, town, village or district;

            (b) federal, state, local, municipal, foreign or other government;

            (c) governmental or quasi-governmental jurisdiction or authority of any nature (Including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) governmental body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Griffin Non-Competition Agreements" shall have the meaning set forth in Section 9.3(p).

"Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under, pursuant to or otherwise regulated by any Environmental Law or Occupational Safety and Health Law, Including any mixture or solution thereof, and specifically Including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials and polychlorinated biphenyls ("PCB's") or PCB containing materials.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Including" shall mean including without limitation.

"Indemnitee" shall have the meaning set forth in Section 10.3(a).

"Indemnitor" shall have the meaning set forth in Section 10.3(a).

"Independent Accountants" shall have the meaning set forth in Section 2.3(d).

"Insurance Claims" shall mean claims to recovery of proceeds owed under property insurance on the Acquired Assets, whether for damages known to exist at this time or which may occur on or prior to the Closing and which may be discovered at any time in the future, but shall not include any insurance claims that may provide coverage for Environmental, Health, and Safety Liabilities.

"Intellectual Property" shall mean all (i) United States and foreign patents and patent applications of any kind, United States and foreign works of authorship, mask-works, copyrights, and copyright and mask work registrations and applications for registration, and any rights or licenses in the foregoing, and
(ii) unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information,

Including (in whatever form or medium), discoveries, ideas, compositions, formulas, computer programs (Including source and object codes), computer software and computer software documentation, database, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing which may be sublicensed to any Person who is not an Affiliate of Seller without the payment of compensation or other consideration to any Person.

"Interim Statements" shall have the meaning set forth in Section 3.5(a).

"Inventory" shall mean, whether located at the Travel Centers or in transit thereto or therefrom, all gasoline, diesel, other fuel, lubricants, parts, food and grocery items, merchandise and other products of Seller pertaining to the operation of the Business and the Acquired Assets (Including in tank fuel), held for sale to its customers, but excluding Inventory that is Obsolete or Non-saleable, with the quantities of same as of the Closing Date to be determined in accordance with the procedures set forth on Exhibit A.

"Leases" shall mean the agreements described on Schedule 2.1(a)(i)(y).

"Leased Real Property" shall have the meaning set forth in Section 2.1(a)(i)(y).

"Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Loss" or "Losses" shall mean any and all costs, losses, liabilities, actions, demands, obligations (Including corrective and remedial obligations), penalties, interest, damages and expenses, Including reasonable legal fees, expert fees and litigation expenses, excluding any consequential damages, lost profits or punitive damages, suffered, incurred or claimed by a Party; provided, however, that for any Losses asserted other than for Breaches of representations and warranties contained in this Agreement, such Losses may include consequential damages and lost profits. Such Loss or Losses shall be calculated to be net of any realizable tax benefits or insurance proceeds received by a Party in connection with the Loss or Losses.

"Material Adverse Change" shall be deemed to have occurred if the dollar amount determined by the sum of (a) multiplying Seller's Modified Annualized Dollar Differential by 7.7 plus (b) the GAAP financial effect of one-time events (e.g., environmental remediation adjustments, etc.) exceeds the Financial Threshold. The "Financial Threshold" amount will be $10,000,000 through January 31, 2005 and $12,500,000 for the period after January 31, 2005. For purposes of the foregoing, the following provisions shall apply:

      (i) "Seller's Modified Annualized Dollar Differential" shall mean the dollar amount determined by multiplying Seller's Initial Annualized Dollar Differential by the difference between 100% and the Seller/Buyer Percentage Delta.

      (ii) "Seller/Buyer Percentage Delta" shall mean Buyer's LTM Percentage Differential divided by Seller's LTM Percentage Differential; provided, however, if Buyer's LTM Percentage Differential is greater than Seller's LTM Percentage Differential, Seller/Buyer Percentage Delta shall be equal to one (1).

      (iii) "Seller's Initial Annualized Dollar Differential" shall mean the positive dollar difference, if any, between Seller's June 30, 2004 LTM and Seller's Effective Time LTM, annualized based on the actual number of full months elapsed between June 30, 2004 and the end of the accounting period of Seller immediately preceding the Effective Time.

      (iv) "Seller's LTM Percentage Differential" shall mean the percentage decline, if any, between Seller's June 30, 2004 LTM and Seller's Effective Time LTM, calculated on an annualized basis based on the actual number of all months elapsed between June 30, 2004 and the end of the accounting period of Seller immediately preceding the Effective Time.

      (v) "Buyer's LTM Percentage Differential" shall mean the percentage decline, if any, between Buyer's June 30, 2004 LTM and Buyer's Effective Time LTM, calculated on an annualized basis based on the actual number of all months elapsed between June 30, 2004 and the end of the accounting period of Buyer immediately preceding the Effective Time.

      (vi) "Seller's June 30, 2004 LTM" shall mean $15,600,000; provided that, for periods after December 31, 2004, Seller's June 30, 2004 LTM shall be reduced by $750,000.

      (vii) "Buyer's June 30, 2004 LTM" shall mean $123,108,012.

      (viii) "Seller's Effective Time LTM" shall mean, pertaining solely to the Business and the Acquired Assets, Seller's unaudited earnings (or loss) before interest, Taxes, depreciation, amortization, and administrative expenses, less GAAP extraordinary items (but including rebate income, income from ATMs and excluding dues paid to AMBEST), for the twelve month period ending at the conclusion of the last completed monthly accounting period of Seller immediately preceding the Effective Time.

      (ix) "Buyer's Effective Time LTM" shall mean Buyer's unaudited earnings (or loss) before interest, Taxes, depreciation and amortization, less GAAP extraordinary items, for the Buyer-owned/Buyer-operated sites as included in Appendix A for the twelve month period ending at the conclusion of the last completed monthly accounting period of Buyer immediately preceding the Effective Time.

      (x) All financial data utilized by Seller and Buyer in connection with the foregoing calculations shall be derived solely from the interim financial statements delivered by both Seller and Buyer pursuant to Section 5.21.

      (xi) In the event of a dispute between Seller and Buyer in connection with the foregoing calculations, both parties shall refer such dispute to the Independent Accountants in accordance with the time periods and procedures set forth in Section 2.3(d), which shall also be deemed applicable to this circumstance but with reference to the determination of Material Adverse Change in accordance with the calculation set forth herein instead of the Estimated Price of Inventory and the Price of Inventory.

"Materials of Environmental Concern" shall mean Hazardous Materials and other hazardous substances, oil or other substances potentially harmful to human health or the Environment.

"Moriarity Leases" shall have the meaning set forth in Section 5.19(i).

"Non-saleable" shall mean Inventory that, at the date of the inventory count, is expired merchandise (in the case of food items or cosmetics), damaged merchandise, consigned merchandise, recalled merchandise or merchandise that has been opened or merchandise that is not in its original packaging (except for vehicle parts held for sale as Inventory that are not in their original packaging in accordance with customary business practices of Seller) on a per item basis.

"Obsolete" shall mean holiday seasonal products (other than Christmas products) or products having no readily available retail market in those markets where the Travel Centers are located.

"Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

"Order" shall mean any award, decision, injunction, judgment, writ, decree, order, ruling, subpoena or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" shall mean an action taken by a Person if and only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

            (b) such action is not required to be authorized by the members, managers, shareholders or board of directors of such Person (or by any Person or group of Persons exercising similar authority).

"Owned Real Property" shall have the meaning set forth in Section 2.1(a)(i)(x).

"Party" shall mean either Buyer or Seller; "Parties" shall mean Buyer and Seller.

"Permits" shall mean all licenses, permits, pending applications, consents, approvals, and authorizations of or from any public or Governmental Body utilized by Seller in connection with their current, or required by any Governmental Body for, its use of the Acquired Assets.

"Permitted Encumbrances" shall mean with respect to the Acquired Assets: (i) liens for current taxes and assessments not yet due and payable; (ii) mechanics', materialmen's and similar liens arising in the Ordinary Course of Business securing amounts not yet due and payable or amounts not in excess of $100,000 in the aggregate, or $25,000 individually, with respect to any individual Travel Center, being contested in good faith with appropriate procedures (and reserved for on Seller's books and records) which liens shall be paid by Seller if, upon conclusion of such contest it is determined that Seller is responsible for such liens; (iii) public road right-of-ways as currently located and traveled; (iv) railroad spur track easements and railroad rights, if any, for railroad tracks as currently located and traveled; (v) the leases and subleases (other than the Lease), licenses and similar agreements which are Assigned Contracts; (vi) Legal Requirements generally applicable to owners and operators of properties and businesses similar to the Travel Centers that do not materially affect the business conducted at a Travel Center (as is currently being conducted at such Travel Center); (vii) any condition set forth in the Surveys which is accepted or deemed accepted by Buyer pursuant to Section 5.19 of this Agreement; and (viii) exceptions set out in the Title Commitments which are accepted or deemed accepted by Buyer pursuant to Section 5.19 of this Agreement.

"Person" shall mean any individual, corporation (Including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Price of Inventory" shall mean the price of the Inventory as of the Closing Date, determined in accordance with the provisions set forth on Exhibit A.

"Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal, public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" shall mean the sum of the Base Consideration (Including the Escrow Deposit) plus (i) the Price of Inventory and (ii) the Cash on Hand Amount, payable in accordance with the provisions of Sections 2.3 and 2.4 of this Agreement.

"Real Property" shall mean the Owned Real Property and the Leased Real Property, together with all interests of Seller (or, if applicable, any Affiliate of Seller) in and to the buildings, structures, fixtures and improvements thereon and all other appurtenances thereto.

"Release" shall mean any spilling, leaking, emitting, discharging, depositing, disposing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

"Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, Including legal counsel, accountants and financial advisors.

"Retained Obligations" shall have the meaning set forth in Section 2.2(b).

"Retained Property" shall have the meaning set forth in Section 9.3(o).

"Seller" shall mean Seller and its successors, assigns and transferees.

"Seller Parent" shall mean Seller Parent and its successors, assigns and transferees.

"Seller's Financial Statements" shall mean the unaudited, non-GAAP operating statements pertaining to the Business and the Acquired Assets, derived from the books and records of Seller and adjusted for interest, Taxes, depreciation and administrative expenses (as supplemented by schedules including rebate income, income from ATMs and dues paid to AMBEST), for the fiscal year ended January 31, 2004 and the five month periods ended June 30, 2003 and June 30, 2004.

"Seller's Knowledge" shall mean the actual knowledge (after reasonable inquiry) of any individual listed in Schedule 1.1 hereto. It being understood, that for the purposes of this Agreement, such individuals shall have no personal liability hereunder.

"Seller's Prepaid Expenses" shall have the meaning set forth in Section 13.4.

"Shareholders" shall mean the shareholders of Seller Parent, which are B.R. Griffin, Geneva Griffin, The David R. Griffin Trust, The Marcus R. Griffin Trust, The Julie Griffin Pointer Trust, The Jill Griffin Patterson Trust and The Suzanne Griffin Trust.

"Survey" shall have the meaning set forth in Section 5.19(a).

"Taxes" shall mean all taxes, charges, fees, imposts, duties, levies, withholdings or other assessments imposed by any Governmental Body, Including ad valorem, property, income, sales, use, excise, utility, environmental, value added, transfer and fuel taxes, customs duties and any interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such assessment.

"Termination Date" shall mean the later of (i) the date that is four months from the date of the execution of this Agreement, (ii) the date that is 30 days after the receipt of approval from the FTC and DOJ under the HSR Act, and (iii) the date on which all of the conditions set forth in Article VII are satisfied, but in no event later than the date that is six months from the date of the execution of this Agreement.

"Threat of Release" shall mean a substantial likelihood of a Release that may require Cleanup.

"Title Commitment" shall mean an Owner's title commitment issued by the Title Company on each parcel of Real Property, as provided in Section 5.19(a), together with copies of the material documents referenced in such Title Commitment.

"Title Company" shall mean either First American Title Insurance Company or Stewart Title Company. Buyer shall reasonably select the Title Company based on bids provided to Buyer no later than five days from the date hereof. In the event that Buyer selects First American Title Insurance Company as the Title Company, and the costs associated with obtaining the Title Commitments and the Title Policies materially exceeds the bid prepared by Stewart Title Company, then, notwithstanding the provisions of Section 5.19(a) and 5.19(e), Buyer shall be responsible for the payment of the difference by which such costs exceed the bid submitted by Stewart Title Company.

"Title Policy" shall mean an owner's title policy issued to Buyer by the Title Company on each parcel of Real Property, as provided in Section 5.19(e).

"Title Review Period" shall have the meaning set forth in Section 5.19(b).

"Total Loss" shall mean an actual, constructive or agreed loss resulting from casualty, condemnation or taking, of 55% of the value set forth on Schedule 2.6 of a Travel Center (Including the Acquired Assets comprising a part thereof (e.g., buildings and improvements located on the Real Property)).

"Trademarks" shall mean trademarks, tradenames, applications for trademark registration, service marks, applications for service mark registration, domain names, registrations and applications for registrations pertaining to the foregoing owned by Seller or an Affiliate of Seller or licensed to Seller or an Affiliate of Seller by any person, any derivations of the foregoing, and all goodwill associated therewith.

"Transfer Forms" shall have the meaning set forth in Section 5.19(f).

"Travel Center Operations" shall mean any business which does any of the following: (i) sells diesel fuel at separate fuel islands, (ii) provides parking for long haul trucks, (iii) has full service restaurants (not including quick service restaurants) intended to service professional drivers or motorists, (iv) caters to professional drivers or motorists, or (v) provides driver amenities, Including showers, laundry, truck weigh scales or television lounges; provided, however, that Travel Center Operations shall not include stand alone Hotels or Motels or stand alone restaurants.

"Travel Centers" shall mean the travel centers listed on Schedule 2.1(a).

"Transferred Employees" shall have the meaning set forth in Section 5.8.

"Treatment" shall have the meaning assigned to such term in RCRA or other applicable Environmental Law; provided, however, that for purposes of this Agreement, the term "Treatment" shall apply to all Materials of Environmental Concern.

"Umpires" shall have the meaning set forth in Section 5.19(k).

"Uncured Title Matter" shall have the meaning set forth in Section 5.19(d).

"Update Amount" shall have the meaning set forth in Section 5.12(e).

"Vehicles" shall have the meaning set forth in Section 2.1(a)(iv).

"WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

                ARTICLE II - PURCHASE AND SALE OF ACQUIRED ASSETS

2.1 PURCHASE AND SALE OF ACQUIRED ASSETS. At the Closing and subject to the terms and conditions of the Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer and Buyer shall purchase, acquire, take assignment and delivery from Seller, all of the right, title and interest of Seller in and to the Acquired Assets, as specified below, save and except the Excluded Assets.

            (a) Acquired Assets. The Acquired Assets shall consist of all assets used by Seller in the operation of the Travel Centers or the Business at the Travel Centers, excluding the Excluded Assets, and shall Include the following property, rights and interests (collectively, the "Acquired Assets"):

                  (i) the Seller owned real property listed on Schedule
            2.1(a)(i)(x) (the "Owned Real Property") and all improvements, buildings, fixtures and appurtenant rights and interest located thereon or associated therewith, and, to the extent any required Consents are obtained and subject to Section 5.9, all real property leased by Seller upon which the Travel Centers are located and which are listed on Schedule 2.1(a)(i)(y) (the "Leased Real Property") and all Seller owned or leased leasehold improvements located thereon;

                  (ii) the Seller owned equipment and tangible personal property located at the Travel Centers;

                  (iii) the Seller owned Inventory;

                  (iv) the Seller owned motor vehicles listed on Schedule
            2.1(a)(iv) (the "Vehicles");

                  (v) to the extent any required Consents are obtained, and
            subject to Section 5.9, the Contracts listed on Schedule 2.1(a)(v) (the "Assigned Contracts");

                  (vi) the files, books and records (or copies thereof) owned by
            Seller, directly relating to the Acquired Assets or the Business, Including maintenance and repair records, plans, drawings, real property documents, environmental reports and assessments;

                  (vii) Seller's rights to proceeds from Insurance Claims for damage to any of the Acquired Assets arising prior to the Closing and not repaired by Seller on or prior to Closing to the extent agreed pursuant to Section 2.6; and

                  (viii) the Seller owned Cash on Hand Amount.

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

            (b) Excluded Assets. Notwithstanding anything to the contrary contained in this Section 2.1, the Parties to this Agreement expressly understand and agree that the Seller is not agreeing hereunder to sell, assign, transfer or convey to the Buyer any of the Excluded Assets. The Excluded Assets shall solely consist of the following property, rights and interests (collectively, the "Excluded Assets"):

                  (i) all accounts receivable, notes receivable and other
            receivables, Including any amounts payable to Seller under the Assigned Contracts listed on Schedule 2.1(a)(v), with respect to the Acquired Assets or the operations at the Travel Centers based upon or attributable to performance under such Assigned Contracts provided by the Seller or the operation of the Acquired Assets and the Business prior to the Closing Date. It being understood, that, to the extent paid to Buyer, Buyer shall segregate such payment from its own assets and shall remit the same to Seller, without any deduction or set-off. Any such payment shall at all times remain the property of Seller, and Buyer acknowledges that it has no rights or interests with respect thereto, Buyer and Seller further agree to cooperate with respect to the collection of accounts receivable pursuant to Section 5.18;

                  (ii) all equipment owned by third parties (which are the
            subject of an Assigned Contract), all equipment (other than any equipment acquired pursuant to an assumption of the contracts listed on Schedule 2.1(a)(v)) which is being leased to Seller at the Travel Centers and any video games or vending machines owned or leased by Seller or Seller's Affiliates and located at the Travel Centers, in each case as listed on Schedule 2.1(b)(ii);

                  (iii) cash and cash equivalents on hand, or in banks,
            certificates of deposit, bank or savings and loan accounts, U.S. government securities, and any other marketable securities of any kind or nature (other than the Cash on Hand Amount);

                  (iv) all Intellectual Property (except as provided in Section
            5.13);

                  (v) all Trademarks (except as provided in Section 5.13);

                  (vi) all signs and logos or personal property which contain the name (or trade derivative thereof) or logo of Seller, Including all uniforms supplied to Seller's employees (except as provided in Section 5.13);

                  (vii) motor vehicles, trailers and tankers listed on Schedule
            2.1(b)(vii);

                  (viii) Seller's rights to proceeds from Insurance Claims for damage to any of the Acquired Assets arising prior to the Closing and repaired by Seller on or prior to Closing to the extent agreed pursuant to Section 2.6;

                  (ix) all records prepared in connection with the sale of the
            Acquired Assets, Including bids received from third parties and analyses relating to the Acquired Assets and the Business;

                  (x) any refunds or reimbursements with respect to Taxes or federal or state Environmental Laws relating to any period occurring prior to the Closing Date;

                  (xi) undeposited or uncollected checks and food stamps;

                  (xii) any Contract to the extent that such Contract is not an
            Assigned Contract; provided, however, that if after Closing the Parties obtain the Consent to assignment of any Assigned Contract that is not assigned at Closing pursuant to Section 5.9, the Assigned Contract so affected shall then be assigned to Buyer and shall become an Acquired Asset rather than an Excluded Asset;

                  (xiii) all rights and obligations associated with the legal proceedings set forth on Schedule 2.1(b)(xiii);

                  (xiv) any rights to contribution, indemnity and/or defense related to the ownership of the Acquired Assets or the Business prior to Closing but only to the extent such rights relate to Retained Obligations or to remediation or repairs effected by Seller prior to Closing;

                  (xv) all defenses related to liabilities and obligations
            retained by Seller,

                  (xvi) Inventory that is Obsolete or Non-Saleable:

                  (xvii) the minute book, stock transfer records and similar corporate and limited liability company records of Seller and its predecessors; and

                  (xviii) all Employee Benefit Plans and any related trust or assets thereof.

2.2   ASSUMED OBLIGATIONS AND RETAINED OBLIGATIONS.

            (a) Assumed Obligations. At and after the Effective Time, Buyer shall assume and covenant to pay, perform and discharge only the following obligations relating to the Seller, the Acquired Assets and the Business, but excluding the Retained Obligations (collectively, the "Assumed Obligations"):

                  (i) all obligations and liabilities of the Seller for
            performance under the Assigned Contracts arising or accruing from and after the Effective Time;

                  (ii) any Taxes of the Buyer, any Taxes attributable to the
            Acquired Assets or the Business for any period from and after the Effective Time, Including any Taxes that are prorated to Buyer pursuant to Section 13.2;

                  (iii) any third party claims against any of the Acquired
            Assets or the Business or the Seller solely to the extent attributable to occurrences or events which occur from and after the Effective Time;

                  (iv) all obligations relating to the Transferred Employees solely to the extent arising or accruing from and after the Effective Time, Including any liabilities under the WARN Act;

                  (v) all EHS Liabilities relating to the Business and the
            Acquired Assets, whether arising or occurring prior to, at, or after the Effective Time (subject to Seller's indemnification obligations, and the limitations thereon, pursuant to Article X and Article XI of this Agreement, and Seller's obligations pursuant to Section 2.2(b)(xi) of this Agreement); and

                  (vi) the operation of the Business and the Acquired Assets from and after the Effective Time.

            (b) Retained Obligations. Seller shall retain from and after the Closing, all liabilities and obligations existing with respect to the Seller, the Acquired Assets and the Business immediately prior to the Effective Time, other than the Assumed Obligations, Including all Losses based upon, arising out of or resulting from any of the following (collectively, the "Retained Obligations"):

                  (i) all obligations and liabilities of the Seller for
            performance under the Assigned Contracts, arising or accruing prior to the Effective Time;

                  (ii) all obligations relating to the Transferred Employees arising or accruing prior to the Effective Time (Including all accrued wages, vacation pay, required contributions and related payroll obligations), together with any claims by any employee or former employee of the Seller arising out of the employment or termination of employment of such employee or former employee by Seller or its Affiliates, Including all obligations in respect of Employee Benefit Plans;

                  (iii) any Taxes of the Seller, any Taxes attributable to the
            Acquired Assets or the Business for any period prior to the Effective Time, excluding any Taxes that are prorated to Buyer pursuant to Section 13.2, and, to the extent asserted against the Buyer, or any Affiliate thereof or any asset of the Buyer or any such Affiliate;

                  (iv) any third party claims against any of the Acquired Assets or the Business or the Seller to the extent attributable to occurrences or events which occurred prior to the Effective Time and any liabilities arising out of any Actions referred to in Schedule 3.6;

                  (v) all of the long-term debt of Seller, Including the current portion thereof and all interest thereon;

                  (vi) all liabilities with respect to services performed by
            Seller prior to the Effective Time, without regard to (A) the basis or theory of claim (negligence, strict tort, breach of express or implied warranty, fraud or failure to warn, test, inspect or instruct or otherwise), (B) the nature of the damages sought (property damage, economic loss, personal injury, wrongful death or other) or (C) whether the claim arose or is asserted before or after the Effective Time;

                  (vii) all liabilities of Seller to customers or third parties with respect to shortages or defects in services performed for customers prior to the Effective Time, including, but not limited to, liabilities for product warranty claims;

                  (viii) all Liabilities arising out of the employment
            relationship between Seller and any of its employees or former employees existing at any time, whether before or after the Effective Time, including, but not limited to, all Liabilities relating to any Employee Benefit Plan sponsored or maintained by Seller or any Affiliate of Seller or to which Seller has made contributions, claims arising under any collective bargaining agreement or trust, all severance claims of any employee of such Seller (including, but not limited to, such claims relating to or resulting from the consummation of the transactions contemplated hereby) and all workers' compensation, unemployment compensation or state or federal discrimination claims, claims arising under the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, OSHA, ERISA, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, contract claims (express or implied) or tort claims, demands, investigations or proceedings relating to matters which occurred prior to the Effective Time; provided, however, that Seller shall have no obligations or responsibilities with under the WARN Act with respect to the termination of any employees by Buyer;

                  (ix) all accounts payable, accrued expenses and other balance sheet liabilities of Seller;

                  (x) all liabilities relating to the operation of the Business prior to the Effective Time; and

                  (xi) all liabilities related to offsite Disposal by Seller prior to the Effective Time.

2.3   PURCHASE PRICE.

            (a) At the Closing, Buyer shall pay Seller the Purchase Price as consideration for the purchase of the Acquired Assets, as set forth in this Section 2.3.

            (b) An amount equal to (x) the Base Consideration (reduced by the amount of the Escrow Deposit), plus (y) the Cash on Hand Amount, plus (z) 90% of the Estimated Price of Inventory (such total amount, the "Closing Payment") shall be payable to Seller at Closing by wire transfer of immediately available funds to a bank account specified by Seller; provided, however, that the Base Consideration shall be reduced by any amounts determined in accordance with the procedures specified in Sections 2.6(c)(iii) and 5.19(d) and for prorations for Taxes and prepayments as specified in Article XIII.

            (c) The Escrow Deposit shall be released by the Escrow Agent to Seller in accordance with the Escrow Agreement.

            (d) Within 10 days after Closing, Seller shall determine the actual final quantities of Inventory as of the Closing Date and the applicable final Price of Inventory, as determined pursuant to the procedures set forth in Exhibit A, and notify Buyer in writing of such determination. Within two Business Days of the giving of such notice, either Buyer or Seller, as applicable, shall pay to the other Party the amount required to reconcile and adjust the 90% of the Estimated Price of Inventory paid at Closing to the Price of Inventory; provided, however, that in the event Buyer disputes Seller's determination of the final quantities of Inventory, Buyer shall provide written notice to Seller within two Business Days, and Buyer and Seller shall endeavor in good faith and with reasonable diligence, to resolve the said dispute through discussions. If the Inventory dispute has not been resolved through discussions between the Parties' within 30 days after the Closing Date, then said Inventory dispute shall be resolved by arbitration in Dallas, TX, before Deloitte & Touche LLP (the "Independent Accountants"). The Independent Accountants shall conduct such arbitration and perform their services in compliance with the provisions and guidelines of this Agreement, as expeditiously as possible, and deliver to Buyer and Seller a written statement describing in detail their findings and rationale for its award or decision, the results of which shall be final and binding upon Buyer and Seller and not subject to challenge; provided, however, that the calculation of or determination by the Independent Accountants with respect to the value of the Inventory as of the Closing Date shall be no less than the amount asserted by Buyer and no more than the amount asserted by Seller. The fees and expenses of the Independent Accountants for the resolution of the dispute shall be shared equally by Buyer and Seller. Within two Business Days of receipt of the written statement from the Independent Accountants, either Buyer or Seller, as applicable, shall pay to the other Party the amount required to reconcile and adjust the 90% of the Estimated Price of Inventory paid at closing to the Price of Inventory as determined by the Independent Accountants.

2.4 ESCROW DEPOSIT. As security for the fulfillment of the Agreement by Buyer, Buyer will upon the execution of this Agreement post with the Escrow Agent the Escrow Deposit pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"). Buyer and Seller agree that the Escrow Deposit shall, as applicable, be either (a) paid to Seller at Closing as part of the Purchase Price, (b) paid to Buyer upon Seller's termination of this Agreement to the extent provided in Sections 12.2(b)(i) and (iii), or (c) paid to Seller upon termination of this Agreement to the extent provided in Section 12.2(b)(ii).

2.5 CASH ON HAND AMOUNT. At Closing, Seller shall provide notice of the amount of cash contained in cash registers and ATMs located at the Travel Centers (the "Cash on Hand Amount") and Buyer shall pay the Cash on Hand Amount to Seller pursuant to Section 2.3(b).

2.6   AS IS, WHERE IS; RISK OF LOSS; CASUALTY LOSS.

            (a) AS IS, WHERE IS. The sale and delivery of the Acquired Assets shall be on an "AS IS, WHERE IS" basis at the time of Closing, subject to the express representations and warranties and other provisions set forth in this Agreement.

            (b) Risk of Loss. Except as otherwise specifically provided herein, risk of loss of each of the Acquired Assets shall be borne by Seller through the Effective Time and shall transfer to the Buyer as of the Effective Time subject to the occurrence of the Closing.

            (c) Casualty Loss or Damage. Any casualty loss, damage or event of condemnation or takings to any Acquired Asset between the date of this Agreement and the Effective Time shall be governed by the provisions of this Section 2.6(c).

                  (i) In the event of a Total Loss of a single Travel Center prior to the Effective Time, at Buyer's option, either (A) the Purchase Price shall be reduced by an amount equal to the allocated portion of the Purchase Price applicable to the Travel Center subject to the Total Loss as set forth in Schedule 2.6, reduced by the allocated value of the land constituting the Real Property, associated with such Travel Center as set forth on Schedule 2.6, or
            (B) the Travel Center subject to the Total Loss shall be deemed an Excluded Asset and retained by the Seller and the Purchase Price shall be reduced by an amount equal to the allocated portion of the Purchase Price applicable to the Travel Center subject to the Total Loss as set forth in Schedule 2.6. It being understood that the amounts set forth on Schedule 2.6 shall apply only with respect to a reduction in the Purchase Price under this Section 2.6, and such amounts shall not relate to any other purposes, Including any allocation pursuant to Section 2.7.

                  (ii) The Purchase Price shall not be reduced in the event any of the Acquired Assets sustains a casualty loss, condemnation or other damage prior to Closing that does not constitute a Total Loss, it being understood and agreed that the sale and purchase of the Acquired Assets shall be, subject to the conditions of this Agreement, on an "AS IS, WHERE IS" basis at Closing. However, in the event of a casualty loss or takings of or damage to an Acquired Asset prior to the Effective Time that does not constitute a Total Loss, Seller, at its option, shall (i) repair such Acquired Asset in compliance with applicable Legal Requirements and policies of insurance and to the reasonable satisfaction of Buyer prior to Closing, whenever it would be consistent with Seller's past practices in the Ordinary Course of Business, or (ii) to the extent such repairs have not been effected prior to Closing, Seller shall assign to Buyer (x) all insurance proceeds or condemnation awards actually received by Seller on account of such loss of or damage, save and except insurance proceeds or condemnation awards covering amounts then expended by Seller to repair such Acquired Asset (with Seller bearing any deductible), or
            (y) any Insurance Claim or claim against a third party or condemnation authority relating to such casualty loss or takings under Seller's insurance policies; save and except to the extent that such Insurance Claim, third party claim or condemnation award covers amounts expended by Seller to repair such Acquired Asset (with Seller bearing any deductible).

                  (iii) Following exclusion of a Travel Center as a result of a
            Total Loss under Section 2.6(c)(i) above, in the event that any other Total Loss and/or other loss, taking or casualty asserted pursuant to this Section 2.6 with respect to all other Travel Centers, together with any amounts relating to Uncured Title Matters asserted pursuant to Section 5.19(d) with respect to all other Travel Centers, exceeds $5,000,000 in the aggregate, then Buyer, at its sole option, may (i) terminate this Agreement pursuant to
            Section 12.1(a)(v), or (ii) elect to reduce the Purchase Price by the amounts asserted pursuant to this Section 2.6, together with all amounts asserted pursuant to Section 5.19(d) with respect to such other Travel Centers. In the event that such Total Loss, other loss, taking or casualty asserted pursuant to this Section 2.6 with respect to such other Travel Centers, together with any amounts asserted pursuant to Section 5.19(d) with respect to such other Travel Centers, does not exceed $5,000,000, then the Purchase Price shall be reduced by an amount equal to the sum of (i) all amounts allocated to such Total Loss, other loss, taking or casualty with respect to such other Travel Centers, and (ii) all amounts asserted pursuant to Section 5.19(d) with respect to such other Travel Centers, and Buyer shall not have any right to terminate the Agreement pursuant to this Section 2.6(c)(i).

2.7 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated on an estimated basis among the Acquired Assets on a site-specific Travel Center basis (Including the land constituting the Real Property), in accordance with Schedule
2.7 which shall be prepared by Buyer and Seller on or prior to Closing. The Seller and the Buyer agree to prepare and file all federal, state, local and foreign income tax returns and other filings reflecting the transactions contemplated by the Agreement on a basis consistent with such allocation.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer as follows:

3.1 ORGANIZATION, STANDING AND POWER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary (as disclosed on Schedule 3.1). Seller has the requisite power and authority to own, lease, operate and transfer its properties, Including the Acquired Assets, and to conduct the Business as currently conducted. Seller has no subsidiaries.

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

3.2 AUTHORITY FOR AGREEMENT. Each of Seller Parent and Seller has all corporate power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby, and its obligations hereunder. The execution and delivery of this Agreement by each of Seller Parent and Seller, the performance of its obligations pursuant to this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not and will not directly or indirectly contravene or conflict with any provision of the articles of incorporation or bylaws of each of Seller Parent and Seller. No further actions on the part of Seller Parent or Seller is necessary to authorize the Agreement and the transaction contemplated hereby. The officer executing the Agreement on behalf of each of Seller Parent and Seller has been duly authorized by the board of directors of Seller Parent and Seller to execute the Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly executed and delivered by each of Seller Parent and Seller and (assuming the valid authorization, execution, and delivery of the Agreement by Buyer Parent and Buyer) is a valid and binding obligation of each of Seller Parent and Seller, enforceable against it in accordance with its terms. The Shareholders are all of the shareholders of Seller Parent.

3.3 CONSENTS AND APPROVALS. Except as set forth on Schedules 3.3 and 3.11, and except for (i) filings of deeds and memoranda of leases in the real property records of the counties where the Real Property is located, (ii) transfers of the certificates of title of the Vehicles in the appropriate state agencies where the Vehicles are titled, (iii) filings of applications for Permits relating to the ownership or operation of the Business and the Acquired Assets required to be made by Buyer, (iv) any required approvals under the HSR Act, and
(v) except for notices or Consents the failure of which to obtain would not result in a material adverse effect on the Business or the Acquired Assets, no notice to or Consent of, or filing with any Governmental Body or other Person is required for the execution or delivery of the Agreement by the Seller or for the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, or, if required, all such notices to, Consents of or filings will be duly made or obtained prior to Closing.

3.4 NO BREACH. The execution and delivery of the Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not, directly or indirectly, contravene or conflict, directly or indirectly, with or result in a Breach or violation of any provision of, constitute a default or an event which with notice or passage of time or both would constitute a default under, or give rise to a right of termination, cancellation, or acceleration of indebtedness under, (i) any material Contract to which Seller is a party or by which the Acquired Assets may be bound or which would result in the creation of an Encumbrance on any Acquired Asset; or (ii) any material Legal Requirement, Order or Permit applicable to Seller or the Acquired Assets, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement to which Seller or any of the Acquired Assets may be subject. Except as disclosed in Schedule 3.6, there are no pending, or to Seller's Knowledge, there are no threatened disputes with respect to any of the Assigned Contracts that could result in a material adverse effect on the Business or the Acquired Assets.

3.5   FINANCIAL STATEMENTS.

            (a) Attached hereto and incorporated herein by reference in Schedule 3.5(a) are true, correct and complete copies of: (i) the balance sheets of Seller as of January 31, 2004 and 2003, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended and the related footnotes thereto, all of the foregoing audited by Garrett and Swann, LLP, certified public accountants (the "Audited Statements");
      (ii) the unaudited balance sheets of Seller as of July 31, 2004 and 2003, and the related income statement and statements of cash flows and of stockholders' equity for the six month periods then ended (the "Interim Statements"); and (iii) the Seller's Financial Statements. The Audited Statements, Interim Statements and the Seller's

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

      Financial Statements are collectively referred to as the "Financial Statements." The Financial Statements were prepared from Seller's books of account.

            (b) The Audited Statements and Interim Statements were prepared in accordance with GAAP, consistently applied, and present fairly, in all material respects, the financial position of Seller as of the dates indicated and the results of operations for the periods then ended, subject, in the case of the Interim Statements, to customary year end and audit adjustments of a normal, recurring type which would not be material in the aggregate and the absence of footnote disclosure.

            (c) The Seller's Financial Statements accurately show, in all materials respect, the operating results of the Acquired Assets and the Business, adjusted for interest, Taxes, depreciation and administrative expenses (as supplemented by schedules showing rebate income, income from ATMs and dues paid to AMBEST), for the periods covered thereby.

            (d) Attached hereto as Schedule 3.5(d) is a reconciliation of the audited statement of earnings for the fiscal year ended January 31, 2004 and the portion of the Seller's Financial Statements related to the fiscal year ended January 31, 2004 and such reconciliation is true, complete and correct in all material respects, based on the assumptions and other disclosures set forth therein.

3.6   COMPLIANCE WITH LEGAL REQUIREMENTS.

            (a) Except for Environmental Matters set forth in Section 3.7, and except as set forth on Schedule 3.6, Seller has not received notice of any violation of and is in material compliance with all Legal Requirements applicable to the operation of the Acquired Assets and the Business.

            (b) Schedule 3.6, sets forth a listing of all pending, and to the Seller's Knowledge, threatened Proceedings at law or in equity, against Seller relating to the operation of the Acquired Assets or the Business, (collectively the "Actions"). There are no Proceedings at law or in equity pending, or to Seller's Knowledge, threatened against Seller Parent or Seller which would materially affect the ability of either Seller Parent or Seller to perform its obligations under this Agreement. Except as set forth on Schedule 3.6, there are no outstanding Orders against, involving, or affecting the Business, or any Acquired Asset.

3.7   ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.7:

            (a) Seller has complied, in all material respects, with all Environmental Laws and Occupational Safety and Health Laws pertaining to the operation of the Acquired Assets and the Business, Including, to Seller's Knowledge, payment of all fees and other amounts required under applicable Environmental Law in order for Seller to be entitled to compensation or other financial assistance from any storage tank or other governmental program which provides reimbursement for Cleanup expenses.

            (b) Seller has filed, obtained, has complied with, in all material respects, all Permits required by Environmental Laws and Occupational Safety and Health Laws for the ownership or operation of the Acquired Assets or the Business, Including those required for the treatment, storage, disposal or Release of Materials of Environmental Concern to the Environment.

            (c) There are no pending or, to Seller's Knowledge, threatened Claims, citations, demands, Actions, Orders, agreements, notices of violation, notice of potential liability, investigations, requests for information, administrative proceedings or other communications against Seller that are in any way related to the Business or the Acquired Assets under or pursuant to Environmental Laws and/or Occupational Safety and Health Laws.

            (d) Seller is not subject to any outstanding injunction, judgment, order, decree, settlement or compliance schedule or ruling under or pursuant to Environmental Laws and/or Occupational Safety and Health Laws related to the Business or the Acquired Assets.

            (e) No Cleanup is being conducted or planned or is reasonably expected to be required or necessary under Environmental Law at or on any of the Acquired Assets.

            (f) Seller has provided Buyer with copies of all environmental, health or safety reports, audits, studies, assessments, inspections, investigations or other environmental, health or safety reports relating to the operation of the Acquired Assets or the Business, and pertaining to any Environmental Law for which the Business is or may be held responsible, that are in the possession, custody or control of Seller.

            (g) Seller has not conducted any Treatment or Disposal of any Hazardous Material at, on or under any Real Property, nor to Seller's Knowledge, has any such Treatment or Disposal been conducted by any other Person at, on or under any Real Property.

            (h) There are no underground storage tanks, retention ponds, or, to Seller's Knowledge, any landfills that were used by the general public located at the Travel Centers.

            (i) To Seller's Knowledge, Seller has not sent any Materials of Environmental Concern to a site that, pursuant to any Environmental Law, has been placed or proposed for placement on the National Priorities List or any similar state list or is subject to any Order from any Governmental Body to take "removal," "response," "corrective" or other remedial action to pay for the cost of any such action at a site under Environmental Law.

Schedule 3.7 identifies all known EHS Liabilities of Seller or the Business. This Section 3.7 includes the sole and exclusive representations and warranties with respect to matters relating to the Environment under this Agreement and no other representation or warranty shall be construed to cover such matters.

3.8 TANGIBLE ACQUIRED ASSETS. Schedules 2.1(a)(ii) and (iv) list the material tangible assets owned by Seller and relating to the Business, other than the Real Property and the Inventory. Except as described on Schedule 3.8, Seller has good title to such assets, and is in possession of same, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

3.9   REAL PROPERTY.

            (a) Schedule 2.1(a)(i)(x) identifies the parcels of Real Property that constitute the Owned Real Property, and sets forth, in all material respects, the legal description of the Owned Real Property. The Owned Real Property constitutes all of the real property together with all rights, title and interest of Seller in and to the buildings, structures and improvements located thereon, and all rights, licenses, permits, easements, rights-of-way and appurtenances belonging thereto, owned by Seller that is used or held for use in connection with the Business. Seller is in possession of all Owned Real Property, Seller has good, marketable and insurable (to the extent provided in the Title Policies) title in fee simple to such Owned Real Property free and clear of all Encumbrances except for Permitted Encumbrances.

            (b) Schedule 2.1(a)(i)(y) identifies the parcels of Real Property that constitute the Leased Real Property, lists the Lease relating to such Leased Real Property and sets forth, in all material respects, the legal description of the Leased Real Property. Seller has a valid and subsisting leasehold estate and the right to quiet enjoyment of the Leased Real Property (pursuant to written lease agreements), subject to Permitted Encumbrances. The Leased Real Property constitutes all Real Property leased to Seller that is used or held for use in connection with the Business. Each Lease, subject to the Permitted Encumbrances, is in full force and effect; all rents and additional rents due to date pursuant to each Lease have been paid in full; there is no existing default by Seller or, to Seller's Knowledge, Landlord or any other party to such Leases, Seller has not received any notice that it is in default under any Lease; and to Seller's Knowledge, there exists no event, occurrence, condition or act (including the transactions contemplated by this Agreement), that with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by Seller under any Lease

            (c) Neither the whole nor any portion of the Real Property has been condemned, requisitioned, or otherwise taken by any public authority, and no written notice of any such condemnation, requisition, or taking has been received by Seller. To Seller's Knowledge, no such condemnation, requisition, or taking is threatened or contemplated.

            (d) Except as set forth in Schedule 3.9, to Seller's Knowledge (i) excluding compliance with Environmental Laws, which is addressed in
      Section 3.7, the Real Property is in compliance in all material respects with all applicable Legal Requirements, (ii) the zoning of each parcel of Real Property permits the existing improvements and uses and the continuation following consummation of the transactions contemplated hereby of the Business as presently conducted thereon, and (iii) Seller has all licenses, certificates of occupancy, permits, and authorizations materially necessary to conduct the Business as currently conducted by Seller and Seller has not received any written notice of violations in connection with such items.

            (e) Seller has delivered or made available to Buyer copies of all existing deeds, leases, mortgages, deeds of trust, certificates of occupancy, title reports and surveys relating to the Real Property that are within Seller's possession or control. Except as set forth in Schedule 3.9, to Seller's Knowledge, the buildings, plants, and structures at the Real Property do not encroach upon the property of, or otherwise conflict with the superior property rights of, any other Person to the extent that the value or use (in the manner in which it is currently being used by Seller) of the subject Real Property is materially and adversely affected thereby.

            (f) To Seller's Knowledge, there are no public improvements proposed or in progress that will result in special assessments against or otherwise adversely affect any of the Real Property. Seller has not been notified in writing of future improvements by any public authority, any part of the cost of which would or might be asserted against any of the Real Property. To Seller's Knowledge, all of the streets, roads and avenues adjoining and/or adjacent to the Real Property are publicly owned and maintained without assessment or charge to Seller. To Seller's Knowledge, no fact or condition exists which would result in the termination or impairment of access to the Real Property. Seller has not received any written notice relating to the material disconnection of sewer, water, electrical, gas, telephone or other utilities at the Travel Centers.

            (g) Except as set forth on Schedule 3.9, no Real Property is subject to any options, purchase or sale contracts, leases or rights of occupancy or other agreements not otherwise identified in this Agreement, and from the date hereof until the Closing Date, Seller will not do, commit or suffer to be done any act or thing, or enter into any agreement other than with Buyer, which could adversely affect Seller's present title or interest to the Real Property.

            (h) Schedule 3.9(h) sets forth any and all real property that is owned or leased by Seller, Seller Parent or any of their Affiliates which is (i) contiguous to the Real Property, or (ii) within a 10 mile radius of any Real Property and larger than five acres.

3.10 PERMITS. To Seller's Knowledge, set forth on Schedule 3.10 is a list of all material Permits for each Travel Center. Seller (i) maintains, with respect to the Business and the Acquired Assets, all Permits materially necessary in connection with the ownership or operation thereof, (ii) has complied in all material respects with all conditions and requirements imposed by such Permits, and (iii) has not received any written notice that any appropriate authority intends to cancel, terminate, or suspend any of such Permits.

3.11 CONTRACTS. Schedule 2.1(a)(v) lists all of the Assigned Contracts. The Assigned Contracts Include all existing Contracts relating to the Business and the Acquired Assets (Including the Leases, but excluding any loan agreements or other financing agreements that will be retained by the Seller), that have a term greater than 12 months or require payments to, or payments by, Seller in excess of $25,000 annually. Seller has made available to Buyer copies of all Assigned Contracts, including all amendments thereto. Except as set forth on
Schedule 3.11 and except for the Leases which are covered by Section 3.9(b), all of the Assigned Contracts are in full force and effect. None of the Assigned Contracts, except for the Leases which are covered by Section 3.9(b), has been terminated, except as set forth on Schedule 3.11, nor has written notice of termination been given to Seller with respect thereto, and except as set forth in Schedule 3.11, no written notice has been given by any party thereto of any alleged default thereunder by any party thereto. Except as set forth on Schedule 2.1(a)(v), no Consent of any Person is required to assign the Assigned Contracts to Buyer.

3.12 TAXES. Except as set forth on Schedule 3.12, Seller has filed in a timely manner all tax reports, returns and forms affecting the Acquired Assets or the Business as may have been required under applicable law, Including all required federal, state and local income, sales, use, property (real or personal) and franchise tax returns, and has paid (except amounts for taxes being diligently contested in good faith by appropriate procedures and disclosed in Schedule 3.12 and for which adequate reserves have been established) all required Taxes or similar assessments affecting the Acquired Assets or the Business, Including any interest, penalties or additions attributable thereto. Taxes which Seller was required by law to withhold or collect in respect to the Acquired Assets or the Business have been withheld or collected and have been paid over to the proper Governmental Body or are properly held by Seller for such payment when due and payable.

3.13 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.13, since January 31, 2004:

            (a) Seller has conducted the Business only in the Ordinary Course of Business;

            (b) Seller has not permitted or allowed any of the Acquired Assets to be subjected to any Encumbrances, except for Permitted Encumbrances, not otherwise disclosed in the Disclosure Schedules;

            (c) Seller has not sold, transferred, or otherwise disposed of any assets used in the Business, except for Inventory sold in the Ordinary Course of Business;

            (d) Seller has not granted any increase in compensation or benefits or granted any bonus to any Employee, except for increases in wages or salary in the Ordinary Course of Business;

            (e) Seller has not changed its methods of accounting in effect at January 31, 2004, except as permitted pursuant to any actions taken pursuant to Section 5.20 of this Agreement; and

            (f) Seller has not committed or agreed to do any of the foregoing.

3.14 INSURANCE. Schedule 3.14 sets forth a list of all insurance policies issued in favor of the Seller, or pursuant to which Seller is named insured or otherwise beneficiary, that relate to any of the Acquired Assets or the Business. All policies listed in Schedule 3.14 are in full force and effect, all premiums due thereon have been paid and Seller has complied in all material respects with the provisions of such policies.

3.15  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

            (a) Schedule 3.15 sets forth a list of all Employees, Including their position, and hire date and credited period with Seller for purposes of determining measurements of eligibility, waiting periods and vacation allowances. Seller has provided Buyer with an accurate listing of each such Employee's current salary or hourly rate, together with a description of their benefits, to the extent such disclosures are allowed under applicable law.

            (b) Schedule 3.15 sets forth a complete and correct list of all Employee Benefit Plans maintained or contributed to by Seller or any Affiliate of Seller in respect of or for the benefit of the Employees or former employees with respect to which Seller or any of its Affiliates may have any liability and which could become after the Closing Date, an obligation of Buyer.

            (c) None of Seller's employees have been, nor are any of the Employees represented by a labor union or labor organization and there are no threatened or contemplated attempts by such employees to organize for collective bargaining purposes.

            (d) Seller has maintained and operated the Employee Benefit Plans, in all material respects, in compliance with applicable Legal Requirements, including any requirements under ERISA.

            (e) Neither Seller, nor any of its Affiliates, participates or contributes to (nor at any time has participated in or contributed to) any multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA) or any defined benefit plan (as defined in Section 3(35) of ERISA).

            (f) Neither Seller, nor any of its Affiliates, has any commitment to any employee or former employee to provide any post-retirement welfare benefit other than liability for coverage mandated by applicable Legal Requirement, including continued medical coverage required under COBRA, the premiums for which are borne by such employee or former employee.

            (g) Seller's existing 401(k) Plan currently satisfies in all material respects, and has at all times since its inception satisfied in all material respects, the qualification requirements under Code Section 401(a), and the trust related to Seller's 401(k) Plan is, and at all times has been, tax exempt under Code Section 501(a).

            (h) Since July 1, 2004, there has been no "mass layoff" or "plant closing" at any Travel Center (as such terms are defined in the WARN Act).

3.16 BROKERAGE FEES. Except as set forth in Schedule 3.16, no Person acting on behalf of Seller is entitled to any brokerage or finder's fee or commission in connection with the transactions.

3.17 SUFFICIENCY. Except for the Excluded Assets, the Acquired Assets constitute all of the assets materially necessary for the operation of the Business.

3.18 INTERCOMPANY AGREEMENTS. Schedule 3.18 sets forth all contracts or agreements between Seller, on the one hand, and Seller Parent, any Affiliates of Seller Parent and any Affiliates of Seller, on the other.

               ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller as follows:

4.1 ORGANIZATION, STANDING AND POWER. Each of Buyer Parent and Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary.

4.2 AUTHORITY FOR AGREEMENT. Each of Buyer Parent and Buyer has all corporate power and authority to enter into the Agreement and to carry out the transactions contemplated hereby, and its obligations hereunder. The execution and delivery of the Agreement by each of Buyer Parent and Buyer, the performance of its obligations pursuant to this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not and will not directly or indirectly contravent or conflict with any provisions of the certificate of incorporation or bylaws of each of Buyer Parent and Buyer. No further actions on the part of each of Buyer Parent and Buyer is necessary to authorize the Agreement and the transactions contemplated hereby. The officer executing the Agreement on behalf of each of Buyer Parent and Buyer has been duly authorized by the Board of Directors of Buyer Parent and Buyer to execute the Agreement and consummate the transactions contemplated hereby. The Agreement has been duly and validly executed and delivered by each of Buyer Parent and Buyer and (assuming the valid authorization, execution, and delivery of the Agreement by Seller Parent and Seller) is a valid and binding obligation thereof, enforceable against it in accordance with its terms.

4.3 ABSENCE OF BREACH; CONSENTS AND APPROVALS. Except for any required approvals under the HSR Act, no notice to or approval or Consent of, or filing with, any third party or Governmental Body is required for the execution or delivery of the Agreement by either Buyer Parent or Buyer or for the performance of its obligations hereunder. The execution and delivery of the Agreement do not, and the consummation of the transactions contemplated hereby will not result in a breach or violation of any provision of, constitute a default, or an event which with notice or passage of time or both would constitute a default under, or give rise to a right of termination, cancellation, or acceleration of indebtedness under, any material Contract or any material Legal Requirement to which either Buyer Parent or Buyer is a party or by which it or its property is bound.

4.4 ADEQUATE RESOURCES. Buyer has adequate cash resources on hand or pursuant to binding and enforceable written agreements, which are disclosed on Schedule 4.4, to consummate the transactions contemplated by this Agreement and fulfill all of its obligations under this Agreement subject to the satisfaction of any conditions contained in the written agreements disclosed on Schedule 4.4.

4.5 CLAIMS, LITIGATION. There are no claims, demands, actions, suits or other Proceedings at law, or in equity, or to Buyer's Knowledge, threatened against Buyer which would materially affect Buyer's ability to perform its obligations under this Agreement.

4.6 BROKERAGE FEES. Except as set forth in Schedule 4.6, no Person acting on behalf of Buyer is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement.

4.7 BUYER'S INVESTIGATION. Except as may be otherwise provided in this Agreement, Buyer acknowledges that it is accepting the Acquired Assets in their present condition and locations and with their present operating capabilities. Buyer acknowledges that Seller makes no warranty, express or implied concerning the Acquired Assets or the Business except as expressly set forth in this Agreement. Buyer has not relied upon, and Seller shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, guarantees, promises, statements, inducements, representations or opinions except as may be contained in this Agreement and certificates delivered hereunder. Buyer acknowledges that it is knowledgeable in the business and industry of operating travel centers similar to the Travel Centers and the Business.

                        ARTICLE V- ADDITIONAL AGREEMENTS

5.1 ACTIONS PRIOR TO CLOSING. Seller shall operate the Acquired Assets and the Business prior to the Closing only in the Ordinary Course of Business. During such period, Seller shall use commercially reasonable efforts to (i) preserve intact its relationships with Persons having business dealings with Seller, and
(ii) maintain the Travel Centers (Including making necessary repairs where Seller would typically do so in the Ordinary Course of Business). Without limiting the generality of the foregoing, Seller shall not, without the prior written consent of Buyer, undertake any of the following actions:

            (a) enter into any new Contract binding any material portion of the Acquired Assets subsequent to the Closing or release or relinquish any Assigned Contract, except in the Ordinary Course of Business;

            (b) permit or allow any of the Acquired Assets to be subjected to any Encumbrances, except for Permitted Encumbrances;

            (c) sell, transfer, or otherwise dispose of all or any portion of the Acquired Assets, except for Inventory sold in the Ordinary Course of Business;

            (d) (i) increase in any manner the rate of compensation of any of its employees, other than normal scheduled increases using standards consistent with past practice or in the Ordinary Course of Business, or
      (ii) pay or agree to pay, other than those explicitly agreed to by Buyer, any bonus, pension, retirement allowance, severance or other employee benefit not required or permitted by any existing Employee Benefit Plan or in the Ordinary Course of Business;

            (e) change any accounting procedures or practices or its financial structure, except for any actions taken pursuant to Section 5.20 of this Agreement;

            (f) take any action to accelerate the generation of revenues beyond the level that would result from operations in the Ordinary Course of Business or take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all respects as though made at and as of the date of such action or omission; or

            (g) agree or commit to do any of the foregoing.

5.2   COOPERATION. Buyer and Seller agree:

            (a) until the Closing, Buyer and Seller shall use their reasonable good faith efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated;

            (b) if any event should occur, within the knowledge and control of any Party, that would prevent fulfillment of the conditions to the obligations of any Party hereto to consummate the transactions contemplated by the Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

            (c) to deliver such other instruments of title, certificates, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the Party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of the Agreement and the transactions contemplated herein; and

            (d) to confer on a regular basis with each other, report on material operational matters, and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have a material adverse effect on either Party or which would cause or constitute a material breach of any of the representations, warranties, or covenants of any Party contained herein, provided, however, that neither Party nor any of their Affiliates shall be required to disclose any material nonpublic information relating to such Party or such Affiliates for which such Party or Affiliate is prohibited from disclosing under applicable United States securities laws.

5.3 ACCESS. Until the Closing, and subject to Sections 5.2 and 5.18 hereof, Seller shall give Buyer and Buyer's Representatives reasonable access, upon reasonable notice and at reasonable times, to the Acquired Assets and to Seller's executive management team, in order that Buyer may have opportunity to make such examination and investigation as it may reasonably request, Including
(a) physical inspections of the Acquired Assets, (b) undertaking surveys of the Real Property and (c) undertaking a Phase I environmental report at Buyer's sole expense (it being understood that Buyer shall not be permitted to undertake any Phase II environmental report). Buyer's access shall not unreasonably interfere with Seller's continuing operation of the Business and shall be subject to Seller's customary safety and security policies. Except as specifically set forth herein, without Seller's prior consent (which shall not be unreasonably withheld, delayed or conditioned; provided, however, that Seller shall not consent to any Phase II environmental report), Buyer may not conduct any other analysis or testing of any of the Acquired Assets or at any of the Travel Centers. Buyer's contacts with Seller's employees shall remain subject to guidance and control by Seller's management, and Seller shall not discuss future employment issues with any such employee without prior notice to and consent by Seller, which shall not be unreasonably withheld. Seller shall furnish Buyer's representatives during such period with all such information in Seller's possession or control as such representatives may reasonably request concerning the Acquired Assets and the Business and instruct Seller's respective officers, employees, consultants, agents, accountants, and attorneys to cooperate fully with Buyer's representatives in connection with such review and examination; provided however, that Buyer and Buyer's Representatives shall hold the documents and information concerning Seller, the Acquired Assets and the Business confidential in accordance with Section 5.10 hereof.

5.4 INSURANCE. Until the Closing, Seller shall maintain insurance on each of the Acquired Assets which is insured on the date of this Agreement, providing substantially the same coverage with respect to each such Acquired Asset as is currently in force.

5.5 COMPLIANCE WITH LAWS. Until the Closing, Seller shall use the Acquired Assets in compliance in all material respects with all applicable Legal Requirements.

5.6 KEEPING OF BOOKS AND RECORDS. Until the Closing, Seller shall keep records and books of account with respect to the Business and the Acquired Assets consistent with Seller's past practice.

5.7 LITIGATION. Until the Closing, Seller shall promptly notify Buyer of any Actions relating either to the Business or any Acquired Asset, or to the Seller in connection with the Business or any Acquired Asset, that are served on Seller, or to Seller's Knowledge are threatened, or anticipated against or by the Seller.

5.8 EMPLOYEES. At the time of Closing, Buyer shall, subject to such Employees satisfying Buyer's reasonable standard employment requirements, (i) offer employment to the Employees at substantially the same salaries paid to such Employees prior to the Closing and (ii) provide to such Employees benefits comparable to those benefits provided to employees of Buyer in comparable positions. Any such offer shall be made effective as of the Closing Date with respect to active Employees on such date. Employees accepting employment with Buyer ("Transferred Employees") shall be credited for time of service with Seller for measurements of eligibility, waiting periods, vesting purposes and vacation allowance. Seller shall be responsible for termination of any existing employment agreements, severance payments, pension or other employment obligations related to past service for all employees of Seller, whether or not offered employment by Buyer. Buyer shall be responsible for any obligations under the WARN Act with respect to the Employees following the Closing Date.

5.9 CONSENTS. For any Assigned Contract or Permit which is subject to a Consent, Seller shall use commercially reasonable efforts, and Buyer shall provide commercially reasonable cooperation to Seller, to obtain all Consents required to effect assignment thereof to Buyer as of the Closing Date. Notwithstanding the foregoing, Buyer shall not be required to pay or contribute to any consent fee required by any third party and Seller must obtain the Consents listed on Schedule 5.9 as a condition to Closing. For all other Consents, if Seller is unable to obtain the requisite Consent to assignment of any Assigned Contract or Permit prior to the Closing Date, the obtaining of such Consent shall not be a condition to Closing, but Buyer and Seller shall continue to cooperate in good faith and to take all commercially reasonable and necessary actions, other than the expenditure of money, but Including Seller's performance of the Retained Obligations, required to assign to Buyer such Assigned Contract or Permit as soon as practicable after the Closing Date. If Buyer and Seller should determine that any Consent to assignment to Buyer is reasonably necessary to the continued operation of the Business either commercially or in accordance with applicable Legal Requirements, then, except where such action would be unlawful or prohibited by the affected Contract or Permit, Seller shall retain the affected Contract or Permit and shall enter into an arrangement with Buyer to provide Buyer with the benefits of such Contract or Permit until such Contract or Permit is properly assigned to Buyer or expires at the earliest opportunity in accordance with its terms, provided, that Buyer shall perform Seller's obligations thereunder arising after the Closing (and indemnify Seller against Losses arising in connection therewith after the Closing).

5.10  CONFIDENTIALITY.

            (a) From the date of this Agreement, except as required by applicable Legal Requirements, neither Buyer, nor any of its Affiliates or their representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Seller Proprietary Information unless such Seller Proprietary Information:
      (i) is or becomes generally available and known to the public; (ii) is rightfully received by Buyer and any of its representatives, agents or Affiliates from any Person, without restriction on use or disclosure and without breach of any obligation to Seller or any of its representatives, agents or Affiliates; (iii) is independently developed by or for Buyer without reference to or use of Seller Proprietary Information; or (iv) is the subject of prior written approval of Seller.

            (b) If Buyer is required by any court or legislative or administrative body (by oral questions, interrogatories, request for information or documents, subpoena or similar process) to disclose any Seller Proprietary Information, Buyer shall provide Seller with prompt notice of such requirement in order to afford Seller an opportunity to seek an appropriate protective order. Buyer shall cooperate with Seller in an effort to obtain such a protective order, and shall, if appropriate, allow Seller to intervene or appear in any proceeding in order to protect the confidentiality of the Seller Proprietary Information. However, if Seller is unable to obtain or does not seek such a protective order, and Buyer is, in the opinion of counsel, compelled to disclose the Seller Proprietary Information under penalty of liability for contempt, censure or penalty, disclosure of such Seller Proprietary Information may be made without liability, but only to the extent that Buyer is so compelled to disclose the Seller Proprietary Information in response to such process.

            (c) Notwithstanding anything herein to the contrary, any Party to this Agreement (and any employee, representative, or other agent of any Party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (Including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, any such information relating to the tax treatment or tax structure shall be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

            (d) The foregoing notwithstanding, Buyer's obligations of confidentiality as set forth in the Confidentiality Agreement between Buyer and Seller shall survive and continue until the Closing Date and, if the Closing does not occur, such obligations shall survive and continue in accordance with the terms of such Confidentiality Agreement.

            (e) For the purposes of this Section 5.10, "Seller Proprietary Information" means any and all information regarding Seller, not relating to the Acquired Assets and the Business, together with all information relating to the Excluded Assets or the Retained Obligations under this Agreement, which has not been or is not generally made available to the public by Seller prior to the Closing Date.

            (f) The Parties acknowledge that any breach of this Section 5.10 could result in irreparable harm that might not be adequately compensated by damages, and expressly recognize Seller's right to immediate injunctive relief in the event of the breach of this Section 5.10, in addition to any and all other remedies and damages available to Seller at law or in equity.

5.11 BROKERS FEES. Seller shall be responsible for and shall pay any financial advisory fee, brokerage commission, finder's fee, or like payment payable to any broker, agent, advisors, or other Persons acting on behalf of Seller or under their authority in connection with the transactions contemplated hereby. Buyer shall be responsible for any such similar fees payable to any financial advisor acting on behalf of Buyer.

5.12  SUPPLEMENTAL DISCLOSURES.

            (a) Between the date of the Agreement and the Closing Date, Seller will promptly notify Buyer in writing if there occurs, after the date of this Agreement, any event, fact, or condition, Including a Total Loss or other loss or casualty that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware, of the occurrence after the date of this Agreement of any fact or condition, Including a Total Loss or other loss or casualty, that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any of the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Schedules specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Article V or of the occurrence of any event that may prevent satisfaction of the conditions in Article VII or Article VIII.

            (b) From the date hereof through and Including the Closing Date, Buyer agrees to notify Seller promptly if any representation or warranty of Buyer in this Agreement is not true and correct in all material respects.

            (c) If any of the Assigned Contracts, other than a Contract listed on Schedule 5.9, should expire or be terminated under its provisions prior to Closing, other than as a reason of a default by Seller, then Seller may amend Schedule 2.1(a)(v) to reflect such change. Seller may add to
      Schedule 2.1(a)(v) any new or replacement Contracts entered into by Seller prior to Closing, in the Ordinary Course of Business, other than any agreements with (i) any Affiliate of Seller, (ii) any agreements whereby Seller incurs future obligations as settlement of past liabilities, (iii) any agreements affixing a lien or encumbrance on any of the Acquired Assets, (iv) any agreements not cancelable by Seller (or Buyer, following assumption) on 90 days notice. Any new or replacement Contracts added pursuant to this subsection (c) shall become Assigned Contracts. Seller may amend Schedule 3.7 to reflect matters revealed in any Phase I environmental reports performed by Buyer; it being understood that in the case of such amendments, Buyer shall have the rights set forth in Section 5.12(e) below.

            (d) This Section 5.12 shall not apply with respect to any Real Property title matters, which are governed by Section 5.19.

            (e) In the event that any of Seller's updates or supplements to the Disclosure Schedules pursuant to this Section 5.12 would, individually, or in the aggregate, have an adverse effect on the financial condition, results of operations or condition of the Acquired Assets or the Business (Including its liabilities), the amount of such effect shall be reasonably calculated (the "Update Amount") and the following shall apply:

                  (i) to the extent such Update Amount is in excess of $500,000 but not in excess of $5,000,000, the Purchase Price shall be reduced by an amount equal to the aggregate Update Amount, minus $500,000; and

                  (ii) to the extent such Update Amount is in excess of
            $5,000,000, then, at Buyer's sole option, (y) the Agreement may be terminated pursuant to Section 12(a)(v), or (z) the Purchase Price shall be reduced by an amount equal to the aggregate Update Amount, minus $500,000.

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

5.13 SIGNS AND LOGOS. All interior signs and personal property (excluding exterior signs) which contain the name (or trade derivative thereof) or logo of Seller, Including all uniforms supplied to Seller's employees shall be removed from the Travel Centers within 30 days of the Closing Date by Buyer at Buyer's sole expense. Within 180 days after Closing, Buyer shall remove Seller's exterior signs, Including signs on equipment and Vehicles, and all sign fascia from all pylon, monument or other similar center signs. Buyer shall use commercially reasonable care to prevent damage to any of the signs or other personal property that is removed pursuant to this Section 5.13. Buyer shall store all removed signs and logos and other personal property removed hereunder in a commercially reasonable manner and Seller shall remove such items from the Travel Centers within 30 days after receipt of notice from Buyer. An item of personal property shall not be considered an Excluded Asset by virtue of the presence of any name (or trade derivative thereof) or other logo of Seller on such item of personal property, provided that such name or logo, if not otherwise removable, can be effectively masked. At Closing, Seller shall grant to Buyer a non-transferable, royalty free, fully paid up, exclusive license to use all of Seller's rights in the "Country Fare" name for a period of five years; provided, however, that Seller and/or Seller Parent shall retain the right to use the Country Fare name for its existing businesses located in Lubbock, Texas and any Travel Center that is excluded from the transactions contemplated by this Agreement. Following such five year period, to the extent requested by Buyer, Seller and Buyer agree that they will negotiate, in good faith, a commercially reasonable license for Buyer's continued use of such Country Fare name.

5.14 POST-CLOSING COVENANT. Neither Seller, Seller Partner nor any of their Affiliates shall own or operate directly or indirectly (whether, without limitation, individually or as a partner, joint venturer, shareholder, member, landlord, tenant, financier or lender of any entity) any of the following:

            (a) Travel Center Operations within the United States for a period of five years from the Closing Date;

            (b) Convenience Store Operations within a 25 mile radius of any travel center owned by Buyer or Buyer Parent (Including the Travel Centers) for a period of three years from the Closing Date;

            (c) a truck repair facility, other than a truck repair facility associated with a truck manufacturer dealership within the United States, for a period of five years from the Closing Date; or

            (d) a dealership, including a truck repair facility associated with a truck manufacturer dealership, within a 25 mile radius of any travel center owned by Buyer or Buyer Parent (Including the Travel Centers) for a period of three years from the Closing Date;

provided, however, that nothing contained herein shall restrict, or otherwise prohibit, Seller, Seller Parent, or any of their Affiliates from continuing to operate and own the assets or businesses set forth on Schedule 5.14 and any Travel Center excluded from the transactions contemplated by this Agreement. Each of Seller Parent and Seller recognizes and agrees that any violation of this covenants will result in irreparable harm to Buyer for which money damages will not alone be an adequate remedy and that Buyer shall be entitled to equitable relief without the necessity of posting any bond therefor. Each of Seller Parent, Seller and their respective Affiliates acknowledge and agree that: (i) the scope of this Section 5.14 in time, geography and types and limits of activities is reasonable and no greater than required for the protection of the legitimate business interests of Buyer in the Acquired Assets and the Business; (ii) it imposes no undue hardship on any of Seller Parent, Seller or any of their Affiliates; and (iii) if this Section 5.14 is found by any court having jurisdiction to be too broad in scope, whether as to activities, time period, geographic area or otherwise, this Section 5.14 will nevertheless remain effective but will be considered amended to the extent considered by such court to be reasonable, and will be fully enforceable as so amended. During the five year period following the Closing, neither Seller nor Seller Parent (including their respective Affiliates) shall (1) attempt to induce or encourage others to induce any Transferred Employee or consultant to Buyer to terminate such person's employment with Buyer, or cease providing services to Buyer, or (2) divert from, solicit or attempt to divert, or assist or encourage any Person in diverting, soliciting or attempting to divert, to or for Buyer, any customer or supplier of any of Buyer or the Business.

5.15  HART-SCOTT-RODINO FILINGS.

            (a) In furtherance and not in limitation of the foregoing, Buyer and Seller shall use their commercially reasonable efforts to file Notification and Report Forms under the HSR Act and similar applications with any other applicable Governmental Body whose Governmental Authorization is required, or with which a premerger notification is required, in connection with the consummation of the transactions contemplated by this Agreement as promptly as practicable following the date hereof and in any event no later than 5 Business Days following the date hereof. Buyer shall pay all filing fees associated with the HSR Act. Buyer and Seller, and their respective Affiliates, shall cooperate and use their respective commercially reasonable efforts (i) to obtain any Governmental Authorization required for the Closing (Including through compliance with the HSR Act), to respond to any requests for information from a Governmental Body, and (ii) to contest and resist any Action and to have vacated, lifted, reversed, or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. In connection with the foregoing, Buyer and its Affiliates shall work in good faith and use commercially reasonable efforts to satisfy any conditions of the FTC or DOJ for approval of the transactions contemplated by this Agreement; provided, however, that neither Buyer nor its Affiliates shall have any obligation to (i) sell or otherwise dispose of assets or businesses of Buyer or any of its Affiliates (Including the Travel Centers), or (ii) withdraw from doing business in a particular jurisdiction to the extent required to do so, or (iii) agree not to do business in any particular jurisdiction. To the extent permitted by applicable Legal Requirement, Buyer and Seller shall provide the other the opportunity to make copies of all material correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Body, on the other hand, with respect to this Agreement or the transactions contemplated by this Agreement. Each of Buyer and Seller, or their counsel, as appropriate, will be given notice of and a reasonable opportunity to participate in contacts with any Governmental Entity regarding antitrust or merger control matters. Any documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Seller's or Buyer's, or their Affiliates', negotiation objectives or strategies or purchase price expectations shall be retained by outside counsel and shall not be disclosed to such outside counsel's client, absent prior written consent of the party that produced such material in the Hart-Scott-Rodino process. Buyer and Seller acknowledge that all such information provided pursuant to the foregoing sentence shall be subject to the terms of the Confidentiality Agreement.

            (b) Buyer and Seller shall notify and keep the other advised as to
      (i) any material communication from the FTC, the DOJ or any other Governmental Body regarding any of the transactions contemplated hereby and (ii) any Action pending or known to such party or, to its knowledge, threatened, which challenges the transactions contemplated hereby. Except as provided herein, Buyer and Seller shall not take any action inconsistent with their obligations under this Agreement which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

            (c) To the extent that any foreign Governmental Body requires one or both of the Parties to provide post-Closing notice of the consummation of the transactions contemplated hereby, the Parties shall use their commercially reasonable efforts to cooperate with respect to the filing of such notices.

5.16 SELLER'S ACCESS TO BOOKS AND RECORDS AND PERSONNEL. For a period of three years from the Closing Date (or such longer period as may be required by any Governmental Body or requested by Seller in connection with disputes or litigation):

            (a) Buyer shall neither dispose of nor destroy any of the books and records delivered to Buyer in connection with the Closing without first offering to turn over possession thereof to Seller, by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction;

            (b) Buyer shall allow Seller and its agents reasonable access to such books and records during normal working hours at the offices of Buyer at which such books and records are located;

            (c) Buyer shall make available to Seller upon written request therefor (i) copies of any such books and records, (ii) Buyer's personnel to assist Seller in locating and obtaining any such books and records, and
      (iii) any of Buyer's personnel who were employed by Seller prior to the Closing Date and whose assistance or participation is reasonably required by Seller in connection with existing or future litigation, tax returns or other matters in which Seller is involved relating to the Business, to Seller's ownership of the Acquired Assets, to the Retained Obligations. Seller shall reimburse Buyer for the reasonable costs and expenses incurred by Buyer in performing the covenants contained in this Section 5.16;

            (d) Buyer shall allow Seller and its agents reasonable access to make such improvements to the Travel Centers as are required to be made under the Consent Decree, dated as of September 10, 2004, issued by the United States District Court, Central District of California in Case No. Ed CV 02-327 RT (SGL) (the "Consent Decree"); and

            (e) Seller's access under this Section 5.16 shall not unreasonably interfere with Buyer's continuing operations or business and shall be subject to Buyer's customary safety and security policies and shall be subject to any legal privileges that may then be applicable.

5.17 BUYER'S ACCESS TO BOOKS AND RECORDS AND PERSONNEL. For a period of three years from the Closing Date (or such longer period as may be required by any Governmental Body or requested by Seller in connection with disputes or litigation):

            (a) Seller shall neither dispose of nor destroy any of the books and records (other than records regarding the conduct of the Business at times prior to seven years prior to the Closing Date) retained by Seller relating to the ownership or operation of the Acquired Assets or the Business without first offering to turn over possession thereof to Buyer, by written notice to Buyer at least 30 days prior to the proposed date of such disposition or destruction;

            (b) Seller shall allow Buyer and their agents reasonable access to such books and records during normal working hours at the offices of Seller at which such books and records are located;

            (c) Seller shall make available to Buyer upon written request therefor (i) copies of any such books and records, (ii) Seller's personnel to assist Buyer in locating and obtaining any such books and records, and
      (iii) any assistance or participation reasonably required by Seller in connection with existing or future litigation, tax returns or other matters in which Buyer is involved, relating to the Business, to Seller's ownership of the Acquired Assets, to the Assumed Obligations. Buyer shall reimburse Seller for the reasonable costs and expenses incurred by Seller in performing the covenants contained in this Section 5.17; and

            (d) Buyer's access under this Section 5.17 shall not unreasonably interfere with Seller's continuing operations or business and shall be subject to Seller's customary safety and security policies and shall be subject to any legal privileges that may then be applicable.

5.18 POST-CLOSING MATTERS: ACCOUNTING. The Parties acknowledge that Seller is not assigning to Buyer any accounts receivable and that, although customers will be notified promptly of changes in payment procedures, revenues may be received by either Party attributable to performance under Assigned Contracts either to periods prior to or following the Closing. Buyer and Seller agree, consistent with their normal business practices, to cooperate in collecting and accounting for accounts receivable earned prior to the Closing Date and to ensure that any receipts attributable to any period prior to the Closing received by Buyer and any receipts attributable to any period after Closing received by Seller shall be promptly accounted for and remitted to the appropriate Party. After Closing, Buyer shall provide all such assistance and cooperation as may be reasonably requested by Seller, in order to allow Seller to collect receivables attributable to any period prior to the Closing; provided, however, that Buyer shall not be required to commence, or participate in, any litigation or collection action relative to Seller's accounts receivable. The Parties further agree to develop a procedure on or prior to Closing to implement the foregoing. Such procedure shall include provision for identifying and matching, by invoice number, payments received and remitting periodically funds collected from customers which are due the other Party. In the event that any payment is received by Buyer from a Person owing an outstanding accounts receivable relating to periods prior to the Effective Time, and such payment does not specify the invoice to which such payment relates, such payment shall be applied first to any accounts receivable owed by such Person to Seller for periods prior to the Effective Time until such receivables are paid in full, and then applied to any receivables owed by such Person to Buyer. Buyer and Seller shall contact such Person to determine which invoice(s) or charge(s) such payment relates. The parties further agree that after Closing each shall provide such assistance and cooperation as may be reasonably requested by the other party to aid the requesting party to remove any credit card chargebacks applied to the requesting party's account, but which in fact apply to a transaction originally made on the non-requesting party's account.

5.19  TITLE AND SURVEY MATTERS.

            (a) Seller shall use its commercially reasonable efforts to, within 15 days following the date of this Agreement, but in no event later than 30 days following the date of this Agreement, (i) cause the Title Company to issue, and shall deliver to Buyer a current Title Commitment for each parcel of Real Property which shall reflect the condition of title that will be transferred at the Closing, and (ii) deliver the surveys in Seller's possession for each parcel of the Real Property. Buyer shall have the opportunity to order and obtain (at Buyer's sole cost and expense), with respect to any individual Travel Center, a land title survey of the Real Property for each such Travel Center, prepared in accordance with the ALTA/ACSM Minimum Detail Requirements adopted in 1999 (including Table A, items 1,2, 3, 4, 5, 6, 7(a) and 7(b), 8, 9, 10, 11 and 15), and otherwise acceptable to Buyer and its lenders (each a "Survey").

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

            (b) Within 45 days after Buyer's receipt of a Title Commitment with respect to any individual Travel Center pursuant to Section 5.19(a) (the "Title Review Period"), Buyer may object to any title matter reflected on such Title Commitment or any Survey obtained by Buyer with respect to the Travel Center subject to the Title Commitment, by providing written notice to Seller, provided that such objectionable title matter (A) would materially and adversely affect the ability of the Buyer to conduct business at the subject Real Property in the manner in which it is currently being conducted by Seller, (B) (in the case of Owned Real Property) would materially reduce the fair market value of the subject Owned Real Property or (in the case of Leased Real Property) would materially reduce the fair market value of Buyer's leasehold interest in the subject Leased Real Property, and (C) is not a Permitted Encumbrance. If, within the Title Review Period, Buyer fails to so notify Seller of any title matter reflected on a Survey or Title Commitment pertaining to the Real Property, or if any such title or Survey matter is not properly objectionable (as specified above), then such title matter shall be deemed accepted by Buyer. If Buyer properly objects in writing within the Title Review Period, Seller may elect to do one of the following at its expense:
      (A) cure such matter by causing such matter to be removed from the Title Commitment and/or Survey, (B) cure such matter by causing the Title Company to provide express insurance coverage with respect to such matter that is reasonably acceptable to Buyer, (C) indemnify Buyer against such item in form and substance reasonably acceptable to Buyer, or (D) deem that such title matter is to be an Uncured Title Matter. Seller shall notify Buyer of its election not less than five days (or as soon as reasonably possible once the Closing Date is established) prior to the Closing. Unless Seller elects to indemnify Buyer pursuant to the provisions of this Section 5.19(b), Seller shall provide Buyer with a new Title Commitment and/or Survey reflecting either (i) the removal of the objectionable matter from the Title Commitment and/or Survey or (ii) reflecting the express insurance coverage. If Seller elects to indemnify Buyer, then Seller shall deliver to Buyer at Closing an indemnity agreement reasonably satisfactory to Buyer. Upon Seller's compliance with its obligations under this Section 5.19(b) with regard to a title matter objected to by Buyer such matter shall be deemed accepted by Buyer. All title or Survey matters accepted or deemed accepted pursuant to this
      Section 5.19(b) shall become Permitted Encumbrances.

            (c) Within ten days after discovery, either party shall inform the other in writing of any new title matter affecting Real Property that arises for the first time after the date of hereof and before the Closing and is not reflected in any Title Commitment or Survey pertaining to Real Property. If the new title matter (A) would materially and adversely affect the ability of the Buyer to conduct business at the subject Real Property in the manner in which it is currently being conducted by Seller, or (B) (in the case of Owned Real Property) would materially reduce the fair market value of the subject Owned Real Property or (in the case of Leased Real Property) would materially reduce the fair market value of Buyer's leasehold interest in the subject Leased Real Property, or (C) is a title matter that will be reflected on the applicable Title Commitment or Survey as an exception to coverage, and (D) is not a Permitted Encumbrance, then Buyer may object thereto by giving written notice to Seller within five days after Buyer's discovery or Buyer's receipt of notice from Seller as to such new title matter. If Buyer fails to so notify Seller, or if the new title matter is not properly objectionable (as specified above), then such new title matter shall be deemed accepted by Buyer. If Buyer properly objects in writing within the five day period, Seller shall elect to do one of the following at its expense: (A) cure such matter by removing it from the Title Commitment and/or Survey, (B) cure such matter by causing the Title Company to provide express insurance coverage with respect to such objectionable matter that is reasonably acceptable to Buyer, (C) indemnify Buyer against such new item in form and substance reasonably acceptable to Buyer, or (D) deem that such title matter is to be an Uncured Title Matter. Seller shall notify Buyer of its election not less than five days (or as soon as reasonably possible once the Closing Date has been established) prior to the Closing. Unless

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

      Seller elects to indemnify Buyer, Seller shall provide Buyer with a new Title Commitment and/or Survey reflecting either (i) the removal of the objectionable matter from the Title Commitment and/or Survey or (ii) reflecting the express insurance coverage. If Seller elects to indemnify Buyer than Seller shall deliver to Buyer at Closing an indemnity agreement reasonably satisfactory to Buyer. Upon Seller's compliance with its obligations under this Section 5.19(c) with regard to a title matter objected to by Buyer such matter shall be deemed accepted by Buyer. All title or survey matters accepted or deemed accepted pursuant to this
      Section 5.19(c) shall become Permitted Encumbrances. If the new title matter is discovered by or disclosed to Buyer later than ten days prior to Closing, the Closing Date may, at the option of either party, be extended for up to ten days, such option to be exercised by notice to the other party which shall specify the new Closing Date.

            (d) For purposes of this Section 5.19, any Title Commitment or Survey matter which Buyer properly objects to and which is not cured by Seller prior to Closing in accordance with Section 5.19(b) or Section 5.19(c), as the case may be, shall be referred to herein as an "Uncured Title Matter"; it being understood, that in no event shall an objectionable title matter resulting from any of Seller's financing arrangements be deemed to be an Uncured Title Matter, and Seller shall be obligated to cure such objectionable title matter. Following exclusion of a Travel Center as a result of a Uncured Title Matters under this Section 5.19(d) or the exclusion of a Travel Center as a result of a Total Loss pursuant to Section 2.6(c)(i), in the event that any other Uncured Title Matters with respect to all other Travel Centers, together with any amounts relating to any other Total Loss and/or other loss or casualties asserted pursuant to Section 2.6 with respect to all other Travel Centers, exceeds $5,000,000 in the aggregate, then Buyer may terminate this Agreement pursuant to Section 12.1(a)(v). In the event that such Uncured Title Matters asserted pursuant to this Section 5.19(d) with respect to such other Travel Centers, together with any amounts asserted pursuant to
      Section 2.6 with respect to such other Travel Centers, does not exceed $5,000,000, then the Purchase Price shall be reduced by an amount equal to the sum of (i) all amounts asserted for Uncured Title Matters with respect to such other Travel Centers, and (ii) all amounts asserted pursuant to
      Section 2.6 with respect to such other Travel Centers, and Buyer shall not have any right to terminate the Agreement pursuant to this Section 5.19(d).

            (e) At Closing, Seller shall cause the Title Company to issue either actual or pro forma Title Policies with respect to each parcel of Real Property consistent with the Title Commitments. Each such title policy to be issued pursuant to such commitment, shall be in ALTA Form 1970-B (rev. 10-17-70) with extended coverage acceptable to Buyer, and shall insure in Buyer good title to the Real Property on Closing in an amount of the Purchase Price allocable to such Real Property; Seller shall be responsible for payment of the basic premium for the Title Policies and the cost of any express insurance provided pursuant to Sections 5.19(b) or 5.19(c), and Buyer shall be responsible for the payment of any additional premiums for all other special modifications or endorsements reasonably requested by Buyer, Including any endorsements required by any financing source for Buyer.

            (f) At Closing, Seller shall (i) convey to Buyer, by Special Warranty Deed substantially in the form of Exhibit C, Seller's right, title and interest to all Owned Real Property located in Arizona, (ii) convey to Buyer, by Special Warranty Deed substantially in the form of Exhibit D, Seller's right, title and interest to all Owned Real Property located in Arkansas, (iii) convey to Buyer, by Special Warranty Deed substantially in the form of Exhibit E, Seller's right, title and interest to all Owned Real Property located in California, (iv) convey to Buyer, by Special Warranty Deed substantially in the form of Exhibit F, Seller's right, title and interest to all Owned Real Property located in Colorado,
      (v) convey to Buyer, by Special Warranty Deed

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

      substantially in the form of Exhibit G, Seller's right, title and interest to all Owned Real Property located in New Mexico, (vi) convey to Buyer, by Special Warranty Deed substantially in the form of Exhibit H, Seller's right, title and interest to all Owned Real Property located in Texas, and
      (vii) convey to Buyer, by Special Warranty Deed substantially in the form of Exhibit I, Seller's right, title and interest to all Owned Real Property located in Wyoming (all of such Deeds described in this Section 5.19(f) being referred to herein as, the "Deeds"). Seller shall also execute and deliver affidavits reasonably requested by Buyer and provide at Closing any and all reasonably necessary transfer tax forms or other conveyance forms, instruments and documents ("Transfer Forms") require in connection with the recording of the deeds and issuance of the Title Policies.

            (g) At Closing, Seller shall assign the Leases to Buyer, and Buyer shall assume the same, by the Assignment and Assumption Agreement (Leases) in the form attached as Exhibit J (the "Assignment and Assumption Agreement (Leases)"). Buyer agrees that in connection with the assignment and assumption of the Lease, Buyer shall provide to the lessor thereunder any financial statements or other information that is reasonably requested by such lessor.

            (h) Notwithstanding any other provisions herein to the contrary, as to matters affecting title to the Real Property and Seller's indemnification obligations with respect thereto pursuant to Section 10.1, Buyer agrees to use its commercially reasonable efforts to recover from the Title Company and the Title Policies the payment of such Losses. To the extent that the Title Company refuses to pay such Losses, Buyer, to the extent permitted under this Agreement, may look to Seller to recover such Losses pursuant to the provisions of Section 10.1(i) due to a Breach of the representation and warranties contained in Section 3.9 (only as to title); provided, however, with respect to any such Losses that are paid by Seller, Buyer shall cause Seller to be subrogated to Buyer's rights against the Title Company under the Title Policy.

            (i) At the Closing, Seller shall use its commercially reasonable efforts to provide to Buyer, to the extent required under any applicable Lease, the written consents to assignment (as disclosed on Schedule 5.9) of the Leases, in form and substance reasonably acceptable to Buyer and its lenders. Seller shall use its commercially reasonable efforts to cause such Consents to permit the assignment to, and assumption by, Buyer of the Leases (including all options, rights and renewals) without amendment. At the Closing, Seller shall use its commercially reasonable efforts to provide to Buyer certificates of estoppel with respect to the Leases relating to the Leased Real Property located at Moriarity, New Mexico (collectively, the "Moriarity Lease"), in form and substance reasonably acceptable to Buyer and its lenders. Seller shall use its commercially reasonable efforts to cause each landlord of the Leased Real Property covered by the Moriarity Lease to certify to Buyer and its lenders that;
      (i) the Moriarity Leases are in full force and effect, (ii) there exists no event of default; (iii) to the actual rent and additional rent payable;
      (iv) to the areas leased, and (v) to the existence or nonexistence, as the case may be, of any options or renewals. At the Closing, Seller shall use commercially reasonable efforts to provide to Buyer certificates of estoppel with respect to the Leases relating to the Leased Real Property located at Tonopah, Arizona (collectively, the "Arizona Leases"), in form and substance reasonably acceptable to Buyer and its lenders. Seller shall use its commercially reasonable efforts to cause each landlord of the Leased Real Property covered by the Arizona Leases to certify to Buyer and its lenders that; (i) the Arizona Leases are in full force and effect,
      (ii) there exists no event of default; (iii) to the actual rent and additional rent payable; (iv) to the areas leased, and (v) to the existence or nonexistence, as the case may be, of any options or renewals. Furthermore, Seller shall use its commercially reasonable efforts to cause the applicable landlords to certify in the estoppels delivered pursuant to this Section 5.19(i) that leasehold mortgages or similar pledges by tenant are not prohibited.

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

            (j) The matters set forth on Schedule 3.9 shall be Permitted Encumbrances; provided, however, that in the event Buyer receives, after the date hereof, title information reflected on a new or updated Title Commitment or Survey in addition to title information provided to Buyer prior to the date hereof which, in Buyer's commercially reasonable judgment, causes any matter set forth on Schedule 3.9 to be objectionable under the standards set out in Sections 5.19(b) or 5.19(c), as applicable, then such matter shall not be a Permitted Encumbrance under this Section 5.19(i). Seller may amend Schedule 3.9 to the extent that any title defect is deemed to be a Permitted Encumbrance under Sections 5.19(b) or 5.19(c) or is resolved as an Uncured Title Matter in accordance with Section 5.19(d).

            (k) In the event Buyer believes it is entitled to a Purchase Price reduction pursuant to Section 5.19(d) and there is a dispute between Seller and Buyer as to whether Buyer is so entitled, and such dispute cannot be resolved within five business days after written notice of such disagreement, such matter shall be referred to three mutually agreeable independent arbitrators (the "Umpires") who shall consist of the following: (i) one Umpire shall be an attorney who is Board Certified by the Texas Board of Legal Specialization in Commercial Real Estate Law, has practiced law for more than 15 years, and has never represented any party to the dispute, (ii) one Umpire shall be a real estate financial specialist with at least 15 years experience and at least one year of experience in the market where such Real Estate in dispute is located, and
      (iii) one Umpire shall be an executive officer of a business with substantial real property experience. If Seller and Buyer cannot promptly agree upon the Umpires, then Seller and Buyer shall promptly arbitrate the matter of the selection of the Umpires before the American Arbitration Association ("AAA") in accordance with the Rules of the AAA for the Real Estate Industry and utilizing the AAA's Expedited Procedures and a single arbitrator, at the AAA office located in Dallas, Texas. Buyer and Seller shall share equally in the costs of the AAA and the Umpires. Buyer and Seller shall submit all non-privileged relevant information, Including third party work product, other reports and supporting documentation, to the Umpires. Both Buyer and Seller shall have a right to make an oral presentation to the Umpires. The Umpires shall consider all information submitted to it to make the final determination, but shall not perform any additional title examination, surveys or other site work, unless expressly agreed to by Buyer and Seller. The Umpires' determination, which shall require only a majority vote of the Umpires, shall be delivered within fifteen working days of the date the matter is submitted for its determination, and shall be binding. If the foregoing procedure has not been completed by the Closing Date, then the Closing Date shall be extended to a date mutually acceptable to Seller and Buyer or, if Seller and Buyer are unable to agree, to the date that is ten days following the date the dispute is resolved.

            (l) In the event there is a dispute between the Parties with regard to any matter addressed in this Section 5.19 other than Buyer's right to terminate this Agreement pursuant to Section 5.19(d) of this Agreement,
      (A) Closing shall occur in accordance with all other provisions of this Agreement, (B) the matter in dispute shall be submitted to binding arbitration before the AAA in accordance with the procedures set out in
      Section 5.19(k) promptly after Closing, and (C) the Parties shall take such post-Closing actions as may be required by the arbitrator. In the event there is a dispute between the Parties with regard to Seller's rights to terminate this Agreement pursuant to this Section 5.19 (solely with respect to Uncured Title Matters), the Parties agree to submit such matter to binding arbitration before the AAA in accordance with the procedures set out in Section 5.19(k).

5.20 SECTION 1031 LIKE KIND EXCHANGE. Notwithstanding anything contained herein to the contrary, provided there is no delay in Closing, Seller and/or Seller Parent has the right to structure the transactions contemplated hereby in order to qualify as a tax deferred exchange under the provisions of Section 1031 of the Code and the Treasury Regulations thereunder (the "Exchange"). Buyer agrees to use reasonable

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

efforts to cooperate with Seller with respect to the Exchange, Including executing before closing all documents required or advisable under Section 1031 of the Code and the Treasury Regulations thereunder, provided that: (a) Buyer incurs no additional cost or expense in connection with the exchange; (b) Seller agrees to indemnify and hold Buyer harmless from and against all liability arising out of its cooperation in effecting the Exchange as requested by Seller, provided, however, that such indemnification shall in no way affect the rights of the Buyer under any other paragraph of this Agreement or in any other contract connected with the Exchange; (c) Buyer shall have no liability with respect to the Exchange and shall not be required to purchase any property other than as required by this Agreement, and (d) all documents are reasonably satisfactory in form and substance to Buyer and its counsel. Seller and Buyer acknowledge that all agreements solely in connection with performing the Exchange shall be prepared at Seller's expense by Seller's counsel. Seller may assign all or a portion of its rights to the Agreement as necessary to comply with any Legal Requirements applicable to Section 1031, but not its obligations by an assignment of rights and notice to be signed by Seller, a qualified financial intermediary to be designated by Seller, and Buyer prior to Closing. On Seller's request, Buyer will sign the written assignment referred to in this paragraph with the clear understanding that all obligations under this Agreement remain with Seller. It being understood that for purposes of this Section 5.20, Seller and/or Seller Parent shall be permitted to change their corporate form or structure and, in the event of such change, this Agreement shall be deemed to have been amended to read as if it reflected such change.

5.21  INTERIM FINANCIAL STATEMENTS.

            (a) Within 30 days after the end of each calendar month prior to Closing, and as soon as reasonably practical before the Closing Date for the month preceding the month in which the Closing takes place, Seller will deliver to Buyer the following:

                  (i) consolidated unaudited financial statements of Seller for the month then ended in form substantially similar to the Interim Statements, and an officer of Seller shall certify that such unaudited financial statements were prepared in accordance with GAAP, consistently applied, and present fairly, in all material respects, the financial position of Seller as of the dates indicated and the results of operations for the periods then ended, subject to customary year end and audit adjustments of a normal and recurring type which would not be material in the aggregate and the absence of footnote disclosure, and

                  (ii) operating statements pertaining to the Business and the
            Acquired Assets in form substantially similar to Seller's Financial Statements; in each case, for the month then ended, and an officer of Seller shall certify that such operating statements accurately show, in all material respects, the operating results of the Acquired Assets and the Business, adjusted for interest, Taxes, depreciation and administrative expenses (as supplemented by schedules including rebate income, income from ATMs and dues paid to AMBEST), for the periods covered thereby.

            (b) Within 30 days after the end of each calendar month prior to the Closing, and as soon as reasonably practical before the Closing Date for the month preceding the month in which the Closing takes place, Buyer will deliver to Seller a statement, reflecting Buyer's last twelve months EBITDA for the Buyer owned/Buyer operated sites, and an officer of Buyer shall certify that such statement is accurate in all material respects.

5.22 COBRA COMPLIANCE. Seller agrees that it will timely provide all notices and any continuation of health benefit coverage required to be provided to all Employees, former employees, or the beneficiaries or dependent employees or former employees, under Part 6 of Subtitle B of Title I of ERISA

4980B(f) of the Code (herein collectively referred to as "COBRA"), to the extent such notices and continuation of health benefit coverage are required to be provided by Seller by reason of events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement. For purposes of the foregoing, Seller agrees that it will treat employees who are engaged in the conduct of the Business (and such employees' beneficiaries and dependents) as of the Closing Date as having incurred a "qualifying event" (within the meaning of ERISA Section 603 ) and Code Section 498013(f)(3)) on the Closing Date. Seller agrees that it will continue the health benefit coverage required by COBRA and the provisions of this Agreement irrespective of the elimination of any health benefit plan of Seller.

5.23 NO-SHOP. During the period commencing on the date hereof and ending on the Termination Date, neither Seller nor Seller Parent (Including the Shareholders and the Affiliates and Representative of Seller or Seller Parent) shall solicit, propose or facilitate (including by way of providing information regarding Seller or the Business to any Person or providing access to any Person), directly or indirectly, any inquiries, discussions or proposals regarding, continue or enter into negotiations looking toward, or enter into or consummate any agreement or understanding in connection with any proposal regarding, any purchase or other acquisition of all or any portion of Seller, Seller Parent or the Business or any capital stock, right to acquire any capital stock or other equity securities or interests (whether newly issued or currently outstanding) of Seller or Seller Parent, any merger, business combination or recapitalization involving Seller Parent or Seller, the liquidation, dissolution or reorganization of any of Seller Parent or Seller, or any similar transaction; Seller and Seller Parent shall cause their respective directors, officers, representatives and Affiliates to refrain from the foregoing. If any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, any of Seller Parent or Seller or any of their respective Representatives, then Seller shall promptly notify Buyer of the nature and terms of any of the foregoing and the identity of the parties involved.

5.24 ADA COMPLIANCE. From and after the Closing Date, Seller shall have access to the Travel Centers so that Seller may comply with its obligations under the Consent Decree. Seller covenants and agrees to comply with the terms and conditions of the Consent Decree and to complete the necessary repairs or make the required improvements in accordance with the deadlines provided for therein.

5.25 CLEANUP REIMBURSEMENT. From and after the Closing Date, Buyer shall be entitled to all compensation and other financial assistance available from any storage tank fund or other governmental programs from or in which Seller has the right to participate or receive contribution as a result of the presence of any Materials of Environmental Concern on, in, under or about the Real Property. Seller agrees to cooperate and assist in Buyer's efforts to obtain such compensation and assistance. In no event shall Seller be required to be a party to, or cooperate in any litigation under this Section 5.25.

5.26 ARKANSAS SITE. Within 180 days after the Closing Date, Seller shall, at its sole cost and expense, cause the damaged pavement in the parking lot (which is the subject of the litigation matter disclosed in Item 2 on Schedule 2.1(b)(xiii)) at the Prescott, Arkansas Travel Center to be repaired to a reasonably satisfactory standard consistent with industry practice. Buyer shall provide Seller with access to the Prescott, Arkansas Travel Center so that Seller and its representatives and contractors may repair the same.

5.27 RETENTION OF PROCEEDS. Seller covenants and agrees that for 12 months following the Closing Date Seller shall maintain at least $5,000,000 in cash, cash equivalents, marketable securities or other assets easily converted into cash. At the end of such 12-month period, in the event that there are outstanding claims for indemnification which were timely made by Buyer pursuant to Section 10.1, Seller shall maintain an amount in cash, cash equivalents, marketable securities or other assets easily converted

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

into cash in an amount equal to the lesser of (i) $5,000,000 and (ii) the amount asserted in such claims until such claims have been resolved and satisfied. It being further understood, that at no time after 12 months following the Closing Date, shall Seller be required to maintain cash, cash equivalents, marketable securities or other assets easily convertible into cash in excess of the then outstanding claims by Buyer for indemnification.

                       ARTICLE VI- CONDITIONS TO SELLER'S
                     OBLIGATION TO SELL THE ACQUIRED ASSETS

      The obligation of Seller to sell the Acquired Assets and the Business to Buyer pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions, each of which may be waived, in whole or in part, in the sole discretion of Seller, by a written instrument signed by Seller:

6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer set forth in Article IV shall be true in all material respects as of the Closing with the same effect as though made on and as of the Closing Date; and Buyer shall in all material respects have performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

6.2   [INTENTIONALLY OMITTED.].

6.3 PAYMENT OF CASH PORTION OF PURCHASE PRICE. At Closing, Buyer shall have tendered payment of the Closing Payment pursuant to Section 2.3.

6.4 CLOSING DOCUMENTS. At Closing, Buyer shall have delivered to Seller the documents listed in Section 9.2.

                       ARTICLE VII- CONDITIONS TO BUYER'S
                   OBLIGATIONS TO PURCHASE THE ACQUIRED ASSETS

      The obligations of Buyer to purchase the Acquired Assets from Seller pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions, each of which may be waived, in whole or in part, in the sole discretion of Buyer, by a written instrument signed by Buyer:

7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller set forth in Article III, shall be true in all material respects as of the Closing with the same effect as though made on and as of the Closing Date, after giving effect to any supplemental disclosures to the Disclosure Schedules made pursuant to Section 5.12. Seller shall in all material respects have performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by Seller on or prior to the Closing Date.

7.2 CLOSING DOCUMENTS. At Closing, Seller shall have delivered to Buyer the documents listed in Section 9.3 and Section 5.19, including the Consents relating to the Moriarity Leases and the Arizona Leases, the estoppel certificates relating to the Moriarity Leases, and to the extent obtained, any estoppel certificates relating to the Arizona Leases. It being understood, that the delivery of the estoppel certificates relating to the Arizona Leases shall not be a condition to Closing.

7.3   CONSENTS. Seller shall have obtained all required Consents set forth on
Schedule 5.9.

7.4   NO CHANGE. There shall not have occurred a Material Adverse Change.

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

             ARTICLE VIII- CONDITIONS TO OBLIGATIONS OF ALL PARTIES

      The obligations of the Seller to sell, and the Buyer to purchase, the Acquired Assets shall be subject to the following additional conditions:

8.1   NOTIFICATIONS.

            (a) At least three days prior to the Closing Date, Seller shall provide Buyer with the following information:

                  (i) Wire transfer instructions, designating the account
            information where the Purchase Price is to be delivered;

                  (ii) A statement reflecting the proration of ad valorem taxes and other prepayments to be included in the adjustments at Closing with respect to the Acquired Assets under this Agreement; and

                  (iii) A statement of the Estimated Price of Inventory
            determined in accordance with the procedures set forth on Exhibit A.

            (b) On the Closing Date, Seller shall provide Buyer with the Cash on Hand Amount.

8.2 REGULATORY APPROVALS. All required regulatory approvals, consents, and Permits, as applicable, shall have been received (Including the expiration of any applicable waiting periods under the HSR Act), and any other required United States or state or local government or regulatory notifications shall have been made.

8.3 ACTION OR PROCEEDING. There must not be any pending or threatened Proceeding against Buyer or Seller, or against any Affiliate of Buyer or Seller,
(a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated under this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, conditioning or otherwise interfering with any of the transactions contemplated under this Agreement.

                               ARTICLE IX- CLOSING

9.1 GENERAL. The Closing shall, unless another date or place is agreed to in writing by the Parties hereto, take place on the Closing Date, if all conditions to the purchase and sale of such Acquired Assets have been satisfied or waived on or before such date, or, if this Agreement has not been terminated pursuant to Article XII, as soon as practicable following the satisfaction or waiver of all such conditions if all such conditions have not been satisfied or waived on or before such date.

9.2 BUYER'S CLOSING DOCUMENTS AND PAYMENT. Buyer shall deliver to Seller at the Closing the following:

            (a) To the extent any required Consents have been obtained, an assignment and assumption agreement, in the form of Exhibit K (the "Assignment and Assumption Agreement (Contracts)"), executed by Buyer, with respect to the Assigned Contracts being assigned to Buyer;

            (b) A certificate executed by Buyer to the effect that each of Buyer's representations and warranties in the Agreement was true on and as of the date of the Agreement and is true in all material respects on and as of the Closing Date as if made on and as of the Closing Date and that Buyer has complied in all material respects with all of its covenants to be performed under the Agreement prior to Closing;

            (c) Payment by wire transfer of the Base Consideration (minus the Escrow Deposit), as adjusted for the following:

                        (i) any adjustments required pursuant to Section
                  2.6(c)(i) and 5.19(d); and

                        (ii) prorations for Taxes and prepayments, as provided
                  in Article XIII;

            (d) Payment by wire transfer of 90% of the Estimated Price of Inventory;

            (e) Payment by wire transfer of the Cash on Hand Amount;

            (f) A legal opinion from Buyer's counsel, addressed to Seller, containing the opinions set forth on Exhibit L (the "Buyer's Legal Opinion");

            (g) To the extent any required Consents have been obtained, the Assignment and Assumption Agreement (Leases) as provided in Sections 5.19(g) hereof; and

            (h) Other documents reasonably required by Seller or its counsel in order to more fully consummate the transactions contemplated by the Agreement.

9.3 SELLER'S CLOSING DOCUMENTS. Seller shall deliver to Buyer at the Closing the following:

            (a) Copies of all third-party Consents identified on Schedule 5.9, together with any other governmental or third party Consents and waivers Seller has received prior to Closing;

            (b) The Deeds, the Transfer Forms and, to the extent any required Consents have been obtained and subject to Section 5.9, the Assignment and Assumption Agreement (Leases) as provided in Sections 5.19(g) hereof;

            (c) To the extent any required Consents have been obtained, the Assignment and Assumption Agreement (Contracts);

            (d) For Acquired Assets which are not Real Property, the following instruments:

                  (i) a Bill of Sale, in the form of Exhibit M (the "Bill of
            Sale"); and

                  (ii) Certificates of Title for all Vehicles, each executed by
            Seller and in form reasonably satisfactory to the Buyer;

            (e) Subject to the receipt of any required Consents, assignment of the Permits included in the Acquired Assets;

            (f) UCC-3's and releases of deeds of trust or mortgages and all other satisfactions or releases of any Encumbrances against the Acquired Assets, except Permitted Encumbrances, sufficient to convey clear title to the Acquired Assets to Buyer, but subject to, with respect to the Real Property, the Permitted Encumbrances;

            (g) Assignments of any Insurance Claims (whether for damages known to exist at this time or which may occur on or prior to the Closing and which may be discovered at any time in the future with respect to the Acquired Assets);

            (h) Certificates of Good Standing for Seller in all jurisdictions where Seller owns assets or operates;

            (i) A certificate executed by Seller representing and warranting to Buyer that (i) each of Seller's representations and warranties in the Agreement was accurate on and as of the date of the Agreement and is accurate in all material respects as of the Closing Date as if made on and as of the Closing Date, (ii) Seller has complied in all material respects with all of its covenants to be performed under the Agreement prior to Closing, and (iii) the condition set forth in Section 7.4 has been satisfied;

            (j) The books and records of the Business included within the Acquired Assets;

            (k) A legal opinion from counsel to Seller, addressed to Buyer and its lenders, containing the opinions set forth on Exhibit N attached hereto (the "Seller's Legal Opinion");

            (l) Resolutions duly adopted by the board of directors and shareholders of each of Seller Parent and Seller, authorizing the execution, delivery and performance of this Agreement, duly certified by the Secretary of Seller Parent and Seller (as the case may be);

            (m) Owner's affidavits, gap indemnity and any other documents reasonably required by the Title Company in order to record the Deeds and issue the Title Policy for each Real Property as required herein;

            (n) FIRPTA affidavit certifying the non-foreign status of Seller in satisfaction of Code Section 1445;

            (o) Declaration of covenants and restrictions (in form and substance reasonably satisfactory to Buyer) (the "Deed Restrictions") which imposes the following restrictions on each parcel of real property owned by Seller or any of its Affiliates and located at the same intersection or on the same highway exit as any Travel Center and not included in the Owned Real Property (the "Retained Property"): (i) prohibition on the sale of petroleum products for 5 years from the Closing Date; (ii) prohibition on the operation of Travel Center for 10 years from the Closing Date; (iii) and prohibition of a truck repair facility for 10 years from the Closing Date; all of which shall be recorded in the appropriate recording office for each Retained Property on the Closing Date; it being understood that the prohibitions contained in clauses (ii) and (iii) above, shall not apply to (x) any customary convenience store or other operation that does not have a separate diesel fuel island, commercial truck parking, or a commercial truck repair center; and it being further understood that none of the prohibitions contained in any Deed Restrictions shall prohibit the operation of a restaurant;

            (p) Unless Mark Griffin and B.R. Griffin have entered into consulting agreements with Buyer, each of Mark Griffin and B.R. Griffin shall have delivered to Buyer non-competition agreements (the "Griffin Noncompetition Agreements") containing non-competition covenants identical in all material respects to those in Section 5.14 of this Agreement;

            (q) Seller, Seller Parent or an Affiliate of Seller or Seller Parent and Buyer shall have entered into a mutually agreeable gaming agreement (the "Amusement Agreement") in the form attached hereto as Exhibit O; and

            (r) The Ancillary Agreements and such other documents reasonably required by Buyer or its counsel in order to more fully consummate the transactions contemplated by the Agreement.

                           ARTICLE X- INDEMNIFICATION

10.1 BY SELLER. Subject to the limitations set forth in Article XI and elsewhere herein, Seller shall defend, indemnify, and hold harmless Buyer and its Affiliates in respect of and against, any and all Losses incurred or suffered by Buyer or any Affiliate of Buyer (i) resulting from the Breach of any representation or warranty made by Seller in Article III of this Agreement, after giving effect to any supplement to the Disclosure Schedules pursuant to
Section 5.12, (ii) resulting from any Breach by Seller of any covenant or obligation of Seller contained in this Agreement or any other document delivered by Seller at Closing pursuant to this Agreement, (iii) resulting from any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby, and (iv) arising from all Retained Obligations or resulting from the Excluded Assets; provided, however, no indemnity under Section 10.1(i) shall be owed by Seller to Buyer until all Losses subject to such indemnification exceed $1,000,000 (the "Basket") in the aggregate. If the amount of Losses for which indemnity is owed by Seller under
Section 10.1(i) should exceed the Basket, then Seller shall indemnify Buyer for the entire amount of all Losses in excess of the Basket and up to the cap amount set forth in Section 11.1.

10.2 BY BUYER. Subject to the limitations set forth in Article XI and elsewhere herein, Buyer shall defend, indemnify, and hold harmless Seller and its Affiliates in respect of and against, any and all Losses incurred or suffered by the Seller or their Affiliates resulting from (i) the Breach of any representation or warranty of Buyer contained in Article IV of this Agreement,
(ii) any Breach by Buyer of any covenant or obligation of Buyer contained in this Agreement or any other document delivered by Buyer at Closing pursuant to this Agreement, (iii) the Assumed Obligations, and (iv) any financial advisory fee, brokerage commission, finder's fee, or like payment to any broker, agent, advisors, or other Persons acting on behalf of Buyer in connection with the transactions contemplated hereby up to the cap amount set forth in Section 11.1.

10.3  NOTIFICATION AND HANDLING OF THIRD PARTY CLAIMS.

            (a) Each Party shall notify the other Party in writing as promptly as practicable whenever it shall determine that there are facts or circumstances that render the other Party liable to the notifying Party under Section 10.1 or Section 10.2, giving full particulars about the nature of the Loss for which indemnification may be claimed, the expected amount of such Loss, and the basis for the claim for indemnification. In addition, in the event that any Claim shall be brought by any third Person or Governmental Body, which, if successful, would render any Party liable to the other Party under this Article X, then the Party seeking indemnification hereunder (the "Indemnitee") shall, as promptly as practicable after receiving notice or service of process of such Claim, give written notice (a "Claim Notice") thereof to the Party from whom indemnification is sought (the "Indemnitor"). Such Claim Notice shall describe in reasonable detail the nature of the Loss, include a copy of all papers served with respect to an Action (if any) and state the basis of such request for indemnification. Failure to promptly notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the

      Indemnitor demonstrates that the Indemnitor is prejudiced by the Indemnitee's failure to give such notice, and provided that the Indemnitor shall not be liable for any defense or settlement costs or expenses incurred by the Indemnitee prior to delivery of such notice. Within 30 days after receipt of any Claim Notice, the Indemnitor shall notify the Indemnitee either that (i) the Indemnitor elects to defend the Indemnitee against such Claim with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee, or that (ii) the Indemnitor disputes its potential liability to indemnify the Indemnitee, provided that such an aforesaid election by the Indemnitor to not assume the defense of the Indemnitee for such Claim shall be subject to the right of the Indemnitor to subsequently assume the defense of the Indemnitee for such Claim at any time prior to settlement or final determination thereof, provided that any such subsequent election shall not prejudice the rights of the Indemnitee.

            (b) If either (i) the Indemnitor and the Indemnitee are both named as parties to such Claim and the Indemnitee determines in good faith that joint representation would be inappropriate, or (ii) an Indemnitee determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under the Agreement, or (iii) the Claim involves Losses that might be subject to indemnification hereunder and other Losses which are not subject to indemnification hereunder, then the Party asserting such issue shall notify the other Party accordingly within 30 days after receipt of the Claim Notice, and the Parties shall then negotiate in good faith to obtain a joint defense (using either the same or separate counsel, as appropriate) to allocate the costs of defense and the potential liability for Losses on the Claim on an equitable basis, based upon each Party's potential exposure for Losses subject to indemnification, in comparison with Losses that are not subject to indemnification hereunder. If the Indemnitee disputes that the Claim is not one that is fully indemnified hereunder, then the Indemnitee shall be entitled to proceed as provided under Section 10.3(d), but the Indemnitor shall be liable for the Indemnitee's costs, expenses or Losses only to the extent finally determined that the Claim is subject to Indemnification hereunder by reason of an Action or settlement between the Parties regarding such indemnification dispute.

            (c) If within 30 days of receipt of a Claim Notice, the Indemnitor notifies the Indemnitee in writing of its election to assume the full control of defense of a Claim, (i) the Indemnitee shall not be liable to the Indemnitor for any costs or expenses incurred by the Indemnitor in connection with such defense from and after the date Indemnitor notified Indemnitee of Indemnitor's election to assume the defense of such Claim,
      (ii) it will be conclusively established for purposes of the Agreement that the entire Claim is within the scope of and subject to indemnification hereunder; (iii) the Indemnitor will not, so long as it diligently conducts such defense, be liable to the Indemnitee under this
      Article X for any fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense of such Claim, and (iv) the Indemnitee shall not be liable to the Indemnitor for any costs or expenses incurred by the Indemnitor in connection with such defense, nor for any Losses rendered or assessed in connection with such Claim, nor for any Losses resulting from the settlement of any such Claim if settled by the Indemnitor with or without the written consent of the Indemnitee, provided however that no compromise or settlement of such Claim may be effected by the Indemnitor without the Indemnitee's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (C) the Indemnitee will have no liability with respect to any compromise or settlement of such Claim effected without its consent; and (D) such settlement contains a full and complete release of such Claim in favor of Indemnitee.

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

            (d) If the Indemnitor does not either (i) notify the Indemnitee that Indemnitor intends to assume full defense of the Claim, (ii) provide notice under Section 10.3(b) that a matter should be subject to a joint defense, or (iii) acknowledge that such Claim might be subject to indemnification pursuant to Section 10.1 and request that Indemnitee assume defense of such Claim, then subject to Indemnitor's subsequent election to assume such defense, the Indemnitee may proceed to defend the claim using counsel of it choice, and to the extent that the Claim is thereafter determined to be subject to indemnification hereunder, the Indemnitor shall be obligated to reimburse the Indemnitee for all costs and expenses incurred by the Indemnitee in connection with defense of the claim and all Losses incurred by the Indemnitee in connection with any judgment or order entered in an Action involving the Claim or any settlement of such Claim, provided however, that the Indemnitor shall not be liable for any Losses incurred in any settlement made without the Indemnitor's consent , which consent shall not be unreasonably withheld. Indemnitor's refusal to consent to any settlement that does not provide for a complete release of the subject Claim in favor of Indemnitor shall not be considered unreasonable.

            (e) Each Party shall take all reasonable steps and use all commercially reasonable efforts to mitigate any and all Losses. Each Party hereby waives, or will procure the waiver of, any subrogation rights that its insurer may have with respect to any indemnifiable Losses to the extent reasonably possible.

10.4 NOTIFICATION OF OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought. Failure to give such notification shall affect the indemnification provided hereunder only to the extent the Indemnitor shall have been actually prejudiced as a result of such failure. Upon receipt of any such notice, the Indemnitor shall notify the Indemnitee as to whether the Indemnitor accepts liability for any such Loss.

10.5  ENVIRONMENTAL CLAIMS. In the event Buyer seeks indemnification under this
Article X for any Breaches of Seller's representations and warranties contained in Section 3.7, Buyer agrees to (i) inform Seller of the determination that any Cleanup or other actions are required, (ii) consult with Seller regarding actions to be taken and the costs to be incurred for such Cleanup or other actions, and (iii) keep Seller informed of the status of such Cleanup or other actions. Buyer and Seller shall agree, through good faith negotiations, on the costs to be incurred with respect to any such required Cleanup or other actions. If Buyer and Seller cannot mutually agree on the costs to be incurred with respect to any such required Cleanup or other actions, then Buyer and Seller shall have a final determination of the required Cleanup or other actions, and the costs associated therewith, by a mutually agreeable third party environmental engineering firm.

                      ARTICLE XI- LIMITATIONS AND SURVIVAL

11.1  LIMITATIONS AND CAPS ON LOSSES AND INDEMNITY.

            (a) Seller's aggregate indemnification liability pursuant to Section 10.1(i) for all Breaches of the representations and warranties set forth in Section 3.7 (Environmental Matters) of this Agreement shall not exceed $500,000.

            (b) Seller's aggregate indemnification liability pursuant to Section 10.1(i) for all Breaches of the representations and warranties set forth in Article III of this Agreement (Including the representations and warranties set forth in Section 3.7 of this Agreement, but excluding Breaches of representations and warranties set forth in Sections 3.1 (Organization, Standing and Power), 3.2 (Authority for Agreement), 3.8 (Tangible Acquired Assets) (only as to title), 3.9 (Real Property) (only as to title)), 3.12 (Taxes) and 3.16 (Brokerage Fees), shall not exceed $5,000,000.

            (c) Seller's aggregate indemnification liability pursuant to Section 10.1(i) for all Breaches of the representations and warranties set forth in Sections 3.1 (Organization, Standing and Power), 3.2 (Authority for Agreement), 3.8 (Tangible Acquired Assets) (only as to title), 3.9 (Real Property) (only as to title), 3.12 (Taxes) and 3.16 (Brokerage Fees), together with Seller's aggregate other indemnification liability under
      Section 10.1 of this Agreement, shall not exceed the Purchase Price.

            (d) Notwithstanding any other provisions herein to the contrary, as to matters affecting title to the Real Property and Seller's indemnification obligation with respect thereto pursuant to Section 10.1, Buyer agrees that the provisions of Section 5.19(h) shall apply.

            (e) The Basket shall not apply to Breaches of the representations and warranties set forth in Sections 3.1 (Organization, Standing and Power), 3.2 (Authority for Agreement), 3.8 (Tangible Acquired Assets) (only as to title), 3.9 (Real Property) (only as to title), 3.12 (Taxes) and 3.16 (Brokerage Fees).

            (f) Buyer's aggregate indemnification liability under Section 10.2 of this Agreement, shall not exceed the Purchase Price.

11.2 RECOURSE. Except as for its right to judicially enforce this Agreement and claims for fraud, the remedies provided in Article X will be the sole and exclusive remedies available to Buyer and Seller, with respect to the transactions contemplated by this Agreement.

11.3  SURVIVAL.

            (a) All representations and warranties, covenants, and obligations in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules the certificate delivered pursuant to Section 9.3(i), and any other certificate or document delivered pursuant to the Agreement will survive the Closing for a period of 12 months from the Closing Date, at which point they will automatically expire, except as follows:

                  (i) the representations and warranties set forth in Sections
            3.1 (Organization, Standing and Power), 3.2 (Authority for Agreement), 3.8 (Tangible Acquired Assets) (only as to title), 3.9 (Real Property) (only as to title), 3.12 (Taxes) and 3.16 (Brokerage
            Fees), shall not expire except in accordance with otherwise applicable statutes of limitation;

                  (ii) there shall be no expiration hereunder of any obligation of Seller to pay, discharge or perform any Retained Obligations or of Buyer to pay, discharge or perform Assumed Obligations; and

                  (iii) any covenants set forth herein or in any Ancillary
            Agreement shall continue for the period of time applicable thereto in accordance with the provisions thereof.

            (b) The right to indemnification under Article X shall continue to survive for any and all Losses about which an Indemnitor receives notice during the applicable survival period for

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

      that respective representation, warranty or covenant but not for Losses about which an Indemnitor receives notice after the expiration of such applicable survival period.

                            ARTICLE XII- TERMINATION

12.1  TERMINATION. The Agreement may be terminated as follows:

            (a) At any time prior to the Termination Date:

                  (i) by the mutual written consent of Seller and Buyer;

                  (ii) by either Seller or Buyer if any court or Governmental
            Body of competent jurisdiction shall have issued an Order or taken any other action, permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby, provided that no termination shall be permitted under this Section 12.1(a)(ii) unless the Party seeking such termination shall have used its commercially reasonable efforts to oppose such issuance or action;

                  (iii) subject to Section 12.1(a)(iv), by Seller in the event that Buyer fails to comply with any commercially reasonable actions required to be taken by the FTC or DOJ in order to consummate the transactions contemplated by this Agreement;

                  (iv) by Buyer, in the event the FTC or DOJ, as a condition to granting HSR approval, requires that Buyer (A) sell or otherwise dispose of any of its assets or businesses, (B) withdraw from doing business in a particular jurisdiction, or (C) agree to not do business in any particular jurisdiction, notwithstanding that any such requested actions are or would be commercially reasonable;

                  (v) by Buyer, pursuant to Sections 2.6(c)(iii), 5.12 or
            5.19(d).

            (b) At any time on or after the Termination Date:

                  (i) by Seller or Buyer if the Closing has not occurred, and the Party seeking termination is not in Breach under this Agreement;

                  (ii) by either Seller or Buyer if any court or Governmental
            Body of competent jurisdiction shall have issued an Order or taken any other action, permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby, provided that no termination shall be permitted under this Section 12.1(b)(ii) unless the Party seeking such termination shall have used its commercially reasonable efforts to oppose such issuance or action;

                  (iii) by Buyer, if the conditions set forth in Articles VII and VIII have not been satisfied as of the Termination Date; or

                  (iv) by Seller, if the conditions set forth in Articles VII and VIII have been satisfied and Buyer fails or refuses to consummate the Transaction.

12.2  EFFECT OF TERMINATION.

            (a) In the event this Agreement is terminated pursuant to Section 12.1, all further

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

      obligations of the Parties hereunder shall terminate; provided however, that no such termination of the Agreement shall act to terminate or otherwise impair the rights or obligations set forth in this Section 12.2,
      Section 11.2 or Section 5.10.

            (b) If this Agreement is terminated:

                  (i) by Buyer or Seller pursuant to Sections 12.1(a)(i),
            12.1(a)(ii), 12.1(b)(i) or 12.1(b)(ii), the Escrow Deposit shall be immediately paid by the Escrow Agent to Buyer with neither Party having any further liability or obligation to the other Party;

                  (ii) by Seller pursuant to Sections 12.1(a)(iii) or
            12.1(b)(iv), the Escrow Deposit shall be immediately paid by the Escrow Agent to Seller as liquidated damages and not as a penalty, and Seller shall be entitled to pursue applicable legal or equitable remedies against Buyer without limitation; or

                  (iii) by Buyer pursuant to Sections 12.1(a)(iv), 12.1(a)(v) or
            12.1(b)(iii), the Escrow Deposit shall be immediately paid by the Escrow Agent to Buyer, and Buyer shall be entitled to pursue applicable legal or equitable remedies against Seller without limitation.

                 ARTICLE XIII- TAXES AND PREPAID RENTS/DEPOSITS

13.1 GENERAL TAX OBLIGATIONS. Except as provided in this Article XIII, Buyer shall be liable for and pay all Taxes, utility charges or apportionments which arise as a result of this Agreement or the consummation of the transactions contemplated hereby or as a result of any purchase, sale, rental, lease, storage, use, consumption or operation of the Acquired Assets by Buyer. Buyer shall pay motor vehicle transfer taxes with respect to the Vehicles. Seller agrees to cooperate with and assist Buyer in claiming any applicable occasional sale or sales tax exemption; provided that Seller shall not incur any unreimbursed third-party costs, expenses, fees or liabilities as a result of or in any way relating to, the provision of such assistance; provided, however, that if any audit determines that any occasional sale or sales tax is due, the Buyer and Seller shall split such taxes equally, and further provided, that Seller shall not be required to participate in any such audit.

13.2 PRORATION. General and special real estate and other ad valorem taxes and assessments and other state or local taxes, fees, charges and assessments in respect of the Real Property (Including any such amounts owed under the Leases) or personal property, if applicable, on the basis of the fiscal year in which the Closing occurs shall be prorated between Buyer and Seller as of the Effective Time (it being understood that Buyer is liable for the same to the extent accruing after the Effective Time and Seller for those items accruing before the Effective Time). If the Closing Date shall occur before the tax rate or assessment is fixed for such fiscal year, the apportionment of such taxes and payments at the Closing shall be based upon the most recently ascertainable tax bills; provided, that Buyer and Seller shall recalculate and re-prorate said taxes and payments and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual tax bills received for the fiscal year in which the Closing occurs and the amount of any payments in lieu of tax made with respect to any such fiscal year.

13.3 OPERATING TAXES. Seller shall be solely responsible for all Taxes (other than those subject to proration in Section 13.2) incurred in connection with the Acquired Assets or the Business prior to Closing, and Buyer shall be solely responsible for all Taxes incurred in connection with the Acquired Assets or Business after Closing.

13.4 PREPAID RENTS/DEPOSITS. From the date hereof, until the date that is 90 days after the Closing Date, Buyer shall use its commercially reasonable efforts to replace all of Seller's security, utility and other similar deposits, prepaid rent and prepaid expenses related to the Acquired Assets (collectively, "Seller's Prepaid Expenses"), Including those disclosed on Schedule 13.4 with Buyer's deposits or prepayments and shall cause Seller to be released from, or shall indemnify Seller for, all liability under such Seller's Prepaid Expenses for events which occur after the Closing Date. No later than 90 days after the Closing Date, Buyer shall reimburse Seller for Seller's Prepaid Expenses as of the Closing Date. To the extent that Buyer can assume certain of Seller's Prepaid Expenses, Buyer and Seller shall cause such Seller's Prepaid Expenses to be assumed by Buyer and Buyer shall reimburse Seller for the Seller's Prepaid Expenses that were assumed by Buyer. Any prepaid rents on any Real Property or personal property shall be prorated between Buyer and Seller as of the Effective Time.

                           ARTICLE XIV - MISCELLANEOUS

14.1 EXPENSES. Except as otherwise provided in this Agreement, the Parties shall pay their respective expenses (Including the fees, disbursements, and expenses of their respective attorneys and accountants) in connection with the negotiation and preparation of the Agreement and the consummation of the transactions contemplated hereby.

14.2 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered if delivered personally or sent by facsimile to the persons identified below, one business day following deposit with a reputable overnight courier, or three business days after deposit in the U.S. mail if mailed by certified or registered mail, return receipt requested, addressed as follows:

      If to Seller Parent, to:

               B.R.G., Inc.
               5204 4th Street
               Lubbock, Texas 79408
               Attn: Mark Griffin
               Telecopy: (806) 795-6574

           with copies to:

               Baker Botts L.L.P.
               2001 Ross Avenue, Suite 700
               Dallas, Texas 75201
               Attn: Neel Lemon
               Telecopy: (214) 661-4954

               Clifford, Krier, Wilkerson & Wright, P.C.
               2124 Broadway
               Lubbock, TX 79401
               Attn: Steven Krier
               Telecopy: (806) 687-6783

      If to Seller, to:

               Rip Griffin Truck Service Center, Inc.
               5204 4th Street

               Lubbock, Texas 79408
               Attn: Mark Griffin
               Telecopy: (806) 795-6574

           with copies to:

               Baker Botts L.L.P.
               2001 Ross Avenue, Suite 700
               Dallas, Texas 75201
               Attn: Neel Lemon
               Telecopy: (214) 661-4954

               Clifford, Krier, Wilkerson & Wright, P.C.
               2124 Broadway
               Lubbock, TX 79401
               Attn: Steven Krier
               Telecopy: (806) 687-6783

      If to Buyer Parent or Buyer, to:

               Travel Centers of America, Inc.
               24601 Center Ridge Road
               Suite 200
               Westlake, Ohio 44145
               Attn: Edwin P. Kuhn
               Telecopy: (440) 808-3301

           with a copy to:

               Calfee, Halter & Griswold LLP
               800 Superior Avenue
               Cleveland, Ohio 44114
               Attn: Philip M. Dawson
               Telecopy: (216) 241-0816

Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

14.3 MODIFICATION OR WAIVER. The Agreement may be amended, modified, or superseded at any time by a written instrument executed by Seller and Buyer, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived by written instrument executed by the Party intended to be benefited thereby. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation, or warranty in the Agreement.

14.4 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, except as set forth in Section 5.21, that prior to the Closing Date, no assignment of any rights provided for herein may be made by any Party without the written consent of the other Party, which consent shall not be unreasonably withheld.

14.5 GOVERNING LAW. THE MAKING, PERFORMANCE, INTERPRETATION, AND CONSTRUCTION OF THIS AGREEMENT SHALL BE DETERMINED AND GOVERNED EXCLUSIVELY BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUSIVE OF ANY CONFLICT OF LAW RULES WHICH MAY REFER TO THE LAWS OF ANOTHER JURISDICTION.

14.6 SECTION HEADINGS. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

14.7 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the purchase and sale of the Acquired Assets in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate officers of each Party to the Agreement are hereby directed and authorized to use their good faith efforts to effectuate all such action.

14.8 ENTIRE AGREEMENT. This Agreement, together with the Ancillary Agreements and the Disclosure Schedules (Including any updates thereto), embodies the entire agreement and understanding between the Parties hereto relating to the subject matter hereof and supersedes any prior letters of intent, agreements, and understandings relating to the subject matter hereof.

14.9 NO THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy, or claim under or in respect of the Agreement or any provision contained herein, it being the intention of the Parties to the Agreement that the Agreement shall be for the sole and exclusive benefit of such Parties or such successors and assigns and not for the benefit of any other person (Including the Employees).

14.10 COUNTERPARTS. Separate counterpart copies of this Agreement may be signed by the Parties hereto, with the same effect as though all of the Parties had signed one copy of the Agreement.

14.11 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable. The covenants and provisions of this Agreement are separate and independent. With regard to all dates and time periods set forth or referred to in the Agreement, time is of the essence.

14.12 INTERPRETATION OF AGREEMENT. The Parties hereto acknowledge and agree that this Agreement has been negotiated at arm's length and between Parties equally sophisticated and knowledgeable in the matters dealt with in the Agreement. Accordingly, any rule of law, court decision, or other legal precedent that would require interpretation of any ambiguities in the Agreement against the Party that has drafted it is not applicable and is waived. The Parties hereto also acknowledge and agree that the Agreement pertains to the purchase and sale of certain defined assets and, notwithstanding anything to the contrary herein, shall be interpreted as such and not as pertaining to the purchase and sale of any of the Seller or their businesses as going concerns.

14.13 WAIVER OF TRIAL BY JURY; JURISDICTION. Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any action pertaining to any and all disputes under this Agreement. Each Party hereto hereby consents to jurisdiction of any lawsuit concerning a dispute under this Agreement in the Federal District Courts located in the State of Delaware.

14.14 GENERAL DISCLAIMER. Except as set forth in Articles III and IV of this Agreement, neither Seller nor anyone acting on its behalf has made any further representation or warranty, either express or implied, concerning the subject matter of the Agreement and the transactions contemplated hereby, Including any further representation or warranty concerning the physical nature or condition of the Acquired Assets, the existence or nonexistence of Materials of Environmental Concern in, on, at, or under the Acquired Assets, or use of the Acquired Assets, and Buyer have not relied on any such further representation or warranty. This Agreement and the instruments delivered at Closing pursuant hereto shall not be governed by the warranties provided by the Uniform Commercial Code as adopted in any jurisdiction. Except for representations and warranties expressly set forth in the Agreement, the Schedules hereto, and the documents delivered at the Closing, no other representations or warranties, either express or implied, have been made by or on behalf of Seller or relied upon by Buyer. OTHER THAN EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT, OR IN ANY INSTRUMENT OF CONVEYANCE OR OTHER DOCUMENT EXECUTED AND DELIVERED AT CLOSING PURSUANT TO THIS AGREEMENT, BUYER (A) UNDERSTANDS AND AGREES THAT NEITHER SELLER NOR ANYONE ACTING ON ITS BEHALF MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE BUSINESS, THE ACQUIRED ASSETS OR ASSUMED OBLIGATIONS REFERRED TO HEREIN, THE CONDITION OR WORKMANSHIP OF ANY ACQUIRED ASSET, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR THE CAPACITY, STABILITY, UTILITY, SALABILITY, OPERATION, CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR A PARTICULAR PURPOSE THEREOF AND (B) ACCEPTS SUCH ACQUIRED ASSETS ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTINUED IN THIS AGREEMENT. BUYER ASSUMES THE FULL RISK OF FUTURE PROSPECTS, CONTINUATION OF RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS, AS WELL AS THE BUSINESS AND FINANCIAL RISK, INCLUDING THE NEED FOR SUBSTANTIAL WORKING CAPITAL, IN CONNECTION WITH THE OPERATION OF THE BUSINESS AFTER CLOSING.

14.15 PUBLIC ANNOUNCEMENTS. Buyer and Seller agree that, from the date hereof through and Including the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any Party hereto without the prior consent of the other Party (which consent shall not be unreasonably withheld), except (a) as such release or announcement may be required by law or the rules or regulations of any securities exchange (or in the opinion of counsel such release or announcement is appropriate or desirable under or in light of such laws and regulations), in which case the Party making the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, and (b) that Seller may make such an announcement to its employees, in which case Seller shall allow Buyer reasonable time to comment on such release of announcement in advance of such issuance. Notwithstanding the foregoing, Buyer and Seller shall cooperate to prepare press releases to be issued on the Closing Date and at the time of the signing of this Agreement. Buyer and Seller agree to keep the terms of this Agreement confidential, except to the extent required by applicable law or for financial reporting purposes and except that the Parties may disclose such terms to their respective representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this Agreement confidential).

                            [Signature page follows.]

      IN WITNESS WHEREOF, the Parties hereto have executed the Agreement as of the 1st day of October, 2004.

                                   SELLER:

                                   RIP  GRIFFIN  TRUCK  SERVICE  CENTER, INC.

                                   By: /s/Don Hayden
                                      ---------------------------------------
                                   Name:_____________________________________
                                   Title: Chief Financial Officer & Treasurer

                                   SELLER PARENT:

                                   B.R.G., INC.

                                   By: /s/ Don Hayden
                                      ---------------------------------------
                                   Name:_____________________________________
                                   Title: Chief Financial Officer & Treasurer

                                   BUYER:

                                   TA OPERATING CORPORATION

                                   By: /s/ James W. George
                                      ---------------------------------------
                                   Name:_____________________________________
                                   Title: Executive VP & Chief Financial Officer

                                   BUYER PARENT:

                                   TRAVELCENTERS OF AMERICA, INC.

                                   By: /s/James W. George
                                      ---------------------------------------
                                   Name:_____________________________________
                                   Title: Executive VP & Chief Financial Officer

                                    EXHIBIT A

                              INVENTORY PROCEDURES

1) A physical count of the Inventory at each Travel Center shall be made by Seller using practices and procedures that are consistent with Seller's historical methods. Seller will use a combination of its own employees and independent inventory services ("Inventory Services"), consistent with past practice, to make a physical accounting of inventory. Seller shall make a physical accounting of the Inventory (the "Inventory Count") on or within the five day period preceding the Closing Date (the "Inventory Date"), in accordance with these inventory procedures. Both Parties may have representatives present during the Inventory Count. Seller shall pay the cost of the Inventory Services, if any.

2) The Seller shall provide to Buyer inventory extension documentation at the conclusion of the physical count of the Inventory, which documentation shall be used by the Parties to support the Inventory Summary Reports.

3)    Each Travel Center will be open for business during the Inventory Count.

4) Electronic calculators or data terminals or other methods will be utilized. The Seller will staff its crew, and will require any Inventory Service used to staff its crew, to ensure the physical inventory of each Travel Center is completed in a reasonable period of time. The Inventory Count will be taken for each Travel Center at such time as close to the Closing Date as is reasonably possible.

5) Fuel or lubricant levels will be recorded by reading the VeeterRoot meters connected to the applicable tanks and verified by stick readings, as reconciled by each Travel Center.

6) Seller and the Inventory Service, if any, and if desired, a representative of Buyer, will tour each Travel Center prior to the beginning of the physical count to identify those areas that could cause Inventory Count problems.

7) Seller will prepare an "Inventory Summary Report" at the conclusion of the Inventory Count and will furnish Buyer with a copy of such report.

8) The amount to be paid by Buyer to Seller for the Inventory shall be determined by totaling the Inventory Summary Reports. The Inventory shall be valued at Seller's Cost.

9) As used in this schedule "Seller's Cost" shall mean the actual cost to Seller for any item of Inventory as reflected in Seller's books and records and consistent with past inventory practices and procedures.

10) Non-Saleable and Obsolete Inventory shall be Excluded Assets, and Buyer shall use its commercially reasonable efforts to preserve and protect the same until Seller picks up such Non-Saleable and Obsolete Inventory. Seller shall pick up such Non-Saleable and Obsolete Inventory within 15 days of Closing.